SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON DC 20549
                          ______________

                             FORM 8-K

                          CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 29, 2003


                    IRVINE PACIFIC CORPORATION
_____________________________________________________________________________
        (Exact name of Registrant as Specified in Charter)


        COLORADO                 000-50159              84-1424696
(State of Other Jurisdiction    (Commission           (IRS Employer
    of Incorporation)            File Number)         Identification No.)


                     1721 Twenty First Street
                      Santa Monica, CA 90404
_____________________________________________________________________________
             (Address of Principal Executive Offices)

Registrant's telephone number, including area code (310) 453-4499
                                                   ___________________

                   381 South Eagle Point Drive
                   Salt Lake City, Utah, 84109
______________________________________________________________________________
  (Former Name or Former Address, if changed since last report)

Item 1.  Changes in Control of Registrant.

     Irvine Pacific Corporation (the "Registrant") entered into an Agreement and Plan of Merger, (the "Merger Agreement"), dated as of August 18, 2003 by and among the Registrant, IPC Merger Sub, Inc., a California corporation and wholly owned subsidiary of the Registrant ("Merger Sub"), Kanona Moeai, Jr. and Hollywood Previews, Inc., a California corporation ("HPI"). Pursuant to the Merger Agreement, on August 29, 2003 (the "Closing Date"), Merger Sub merged with and into HPI with HPI as the surviving company (the "Acquisition"). As consideration for the Acquisition, the shareholders of HPI were issued 55,494,571 of the Registrant's common stock representing 97% of the issued and outstanding common stock of the Registrant (after giving effect to the conversion of all notes of the Registrant outstanding immediately prior to the Acquisition). Although HPI became a wholly-owned subsidiary following the Acquisition, because the transaction resulted in a change of control, the transaction has been recorded as a "reverse merger" whereby HPI is considered to be the accounting acquirer of the Registrant.

     The consideration for the Acquisition was determined through arms length negotiations between management of the Registrant and the management of HPI. Election of New Directors and Officers.

     On the Closing Date, Kanona Moeai, Jr. resigned as President, Secretary, Treasurer and a Director of the Registrant. Effective September 2, 2003, David MacEachern, Scott Kapp and Franklin Unruh began serving their terms as members of the Board of Directors of the Registrant. The newly elected directors appointed David MacEachern as the Chief Executive Officer and Chairman of the Board, Scott Kapp, as President and Franklin H. Unruh as Chief Financial Officer.

Item 2.  Acquisition or Disposition of Assets.

     The information set forth above under "Item 1. Changes in Control of Registrant" is incorporated herein by reference.

     Immediately prior to the Acquisition, the Registrant had only nominal assets and liabilities and no current business operations. As a result of the Acquisition, the Registrant will continue the business operations of HPI. Set forth below is a discussion of the business and operations of HPI. Unless specifically stated otherwise, for the purpose of this filing and to avoid reader confusion, all references to the business activities of the Registrant shall be assumed to be a reference to that of HPI, its various divisions and subsidiaries. Therefore, in many instances in this filing, the terms "Registrant", "HPI", the "Company" and "Hollywood Previews, Inc." may be interchangeable.

DESCRIPTION OF BUSINESS.

     HPI, with principal offices located at 1721 21st Street, Santa Monica California, 90404 is in the business of, licenses and distributes proprietary digital media marketed as Hollywood Previews Entertainment Magazine, an interactive video magazine distributed on CD-ROM or DVD that includes theatrical trailers of major motion pictures, celebrity interviews, promotions and contests along with advertisements. HPI has begun developing an additional video magazine and interactive digital media that will focus on promoting Las Vegas. In this connection, HPI has formed Las Vegas Previews, LLC ("LVP"). In addition, HPI intends upon developing future publications featuring sports, entertainment and the travel and leisure industries. HPI employs the term "digital publishing" to describe its new interactive media products and services.

     HPI also provides digital media solutions to corporate customers who desire to associate their company, products and services with HPI's various entertainment, sports, travel and other editorial content.

     HPI intends on growing its existing product through the creation of new products, technologies and marketing and through acquisitions. The principal objective of HPI is to establish itself as a leader in the creation and distribution of digital publications. HPI has and intends to do business and derive revenues from a variety of products, services, fees and royalties in the Information and Publishing Industry. HPI"s core business has and will revolve around publishing and advertising using HPI's trademarked and copyrighted CD-ROM and DVD video magazines. In addition, HPI expects to produce revenues and royalties from a variety of synergistic industry-related projects and ancillary sales.

     HPI is a California Corporation founded on July 25, 2002, originally under the name DTV Studios. HPI officially changed its corporate name to Hollywood Previews, Inc. on January 3, 2003. Prior to forming the Company, and for over two years, HPI's principal management has had ownership and been involved with other closely-related companies involved in the production and distribution of CD video magazines, new media and various other interactive publishing ventures. (See "Related Party Transactions".) One of the principal management's predecessor companies, The Modern Company LLC, was responsible for originally conceptualizing and producing the CD-ROM video magazine now known as Hollywood Previews Entertainment Magazine, along with all its source code and other intellectual properties. Registrant intends on changing its corporate name to Hollywood Previews Media, Inc.

     Recently through license from a related party, HPI has obtained the exclusive rights, licenses, trademarks, copyrights, service marks and source code to produce and from a related party to distribute the Hollywood Previews Entertainment Magazine worldwide, and to exploit the unique source code, templates and other proprietary technology originally developed by The Modern Company LLC for the production of interactive media. (See "Patents and Licenses".)

Products and Services.

     Hollywood Previews(TM) Entertainment Magazine and Related Products:

     The Registrant's initial business will be the production and distribution of the Hollywood Previews(TM) Entertainment Magazine and the Las Vegas Previews Magazines still under development. The Registrant intends to continue acquiring regional and national sponsors that will allow for escalation in the number of disks the Registrant produces and distributes.
The Registrant intends in the future to produce and make its magazines available under a variety of private labels to specific distributors or national sponsors. For example, the Registrant and its predecessor recently competed several special edition magazines featuring Johnnie Walker(TM) Scotch, Toyota USA, Crunch Fitness(TM) and the Los Angeles Dodgers(TM) as the sole sponsors. While using the brand Hollywood Previews(TM), these issues had distinctive looks and covers designed to appeal to the sponsor's targeted demographic audience. The following table illustrates some of the special edition disks, their circulation and viewer results.

------------------------------------------------------------------------------
 Sponsor Name           Number      Convergence   Total Numbers  Average Total
                      Distributed        In %       Of Users     Viewing Time
--------------------- ------------ -------------- -------------- -------------

Johnny Walker Scotch      247,000       83%         204,193       11:39 min
--------------------- ------------ -------------- -------------- -------------
Toyota USA                 73,000       97%          70,471       12:34 min
--------------------- ------------ -------------- -------------- -------------
Crunch Fitness            125,000       29%          36,439       11:59 min
--------------------- ------------ -------------- -------------- -------------
Los Angeles Dodgers   (projected)
                           50,000       TBD           TBD           TBD
------------------------------------------------------------------------------

     With the vast number of corporate sponsorships available, and with the variety of interactive content that can be procured for publication, the Registrant intends to continue offering special edition or private labeled content to other national advertisers who desire to exploit HPI's interactive media technology.

     Design and Production Services:

     HPI will continue to provide design and production services for a variety of new and existing clients. HPI will use its licensed and proprietary technology to produce such varied products as interactive advertising, multi-media marketing disks and interactive corporate reports. In addition, HPI will make available, for a fee, production services to the public and/or subsidiary or joint venture partners for the design and production of other video magazines similar to the Hollywood Previews(TM) Entertainment Magazine.

Information, Publishing and Media as a Global Industry.

     The Information Industry is one of the largest single sectors of the U.S. economy. This sector is comprised of several main industries including publishing, motion pictures and sound recording, broadcasting, telecommunications and news & information services. According to recent U.S. Census data publishing revenues for the above industries exceeded $623 billion in 1997. Of this figure, $179 billion of revenue was generated by publishers of traditional media such as newspapers, periodicals, books and directories, and from the evolving industry of electronic, digital or "new media". In addition, advertising agencies, media buyers and other direct marketing companies generated an additional $49 billion making publishing and advertising a $228 billion annual U.S. business.

     Publishing and media is a global industry with the major industrialized nations producing revenues similar, but slightly less than that of the U.S. when revenues are factored as a percentage of population.

     Publishing and media revenues vary annually depending upon regional, national and global economic conditions. In times of recession or depression, revenues may be severely impacted as companies have less capital to invest in advertising and promotions. Conversely, during times of economic growth, revenues from publishing and advertising can increase dramatically as companies vie to retain or increase their customer base, market share and establish brand recognition.

     Over the last few years, traditional publishing and advertising has experienced change as new forms of digital media and electronic distribution has become available. "New media" is rapidly being accepted by publishers and corporate sponsors as a unique and effective way to educate consumers, gain brand recognition and increase market share.

Entertainment and Motion Picture Industry.

     Although Los Angeles, California is widely accepted to be the motion picture capital of the world, the production and distribution of motion pictures is a global industry. According to U.S. Census data, revenue from the production and sale of motion pictures exceeds $67 billion per year.
While the majority of first-run motion pictures continue to be produced by U.S. movie studios, more and more international studios are producing high-quality products in direct competition for the international and U.S. market. It is estimated that there are over 500 feature films distributed in the U.S. each year. Of these many films, 100 or more may have advertising and promotional budgets in excess of $30 million.

     Competition for market share has caused motion picture studios to allocate large portions of their distribution budgets to promotion and advertising. As motion pictures are a very visual art form, studios traditionally look to advertising mediums that can visually showcase their products to their largest demographic audience. Television spots, theatrical trailers and print (newspaper) advertising has long been the mainstay for studio marketing executives.

     With an ever-escalating pace of life, consumers continue to view entertainment as a diversion, and, for this reason, entertainment industries such as movies, music, sports and gaming continue to increase in popularity and revenues. Consumers have an increasing appetite for new recreation and leisure activities, and continue to devote more of their discretionary income to entertainment products.

Digital Publishing and Digital Media.

     Digital publishing and digital media are developing technologies that continue to find new venues, uses and applications. With the advent of personal computers, the internet, wireless devices, cable television and other devices used to receive and transmit digital media, the opportunities for interaction between consumers, broadcasters, publishers and advertisers continues to expand. Content delivered through interactive media provides consumers a far more involving experience than passive viewing alone. Consumers now have more choices as to what they want to see, experience or purchase than ever before. Interactivity allows consumers to instantly receive more information about what they are interested in, and bypass information that they are not. Interactivity also allows for vast data-mining capabilities, so publishers and advertisers can return accurate information as to what consumers are actually viewing, time of day, viewer demographic etc. Digital publishing industries will continue to evolve as additional and new forms of digital distribution become available and publicly accepted.

     Digital publishing consists mainly of digital multi-media. Digital multi-media can be both interactive or passive depending upon the advertisers or viewers choice. Digital publishing is limited only by the capability of the technology and the publisher's method of distribution. Passive digital media is currently being used extensively in the U.S. to display content and advertising at ATM machines, grocery lines, airports, fast food restaurants, convenience stores, hotel lobbies and at variety of other locations and businesses. However, interactive digital media is becoming more popular as new technologies, consumer products and services become available.

     Digital media and interactive digital publishing have the potential to rapidly become a significant threat to traditional forms of published media (such as print). With each new generation of consumer becoming more and more accustomed to receiving information from electronic media sources (i.e. television, Internet, wireless devices) and less from traditional media like newspapers, books and magazines, interactive digital media and I-publishing is fast becoming a preferred and adopted method of distributing information to younger consumers. In addition, growth projections for established publications and periodicals tend to remain relatively flat as the subscriber and reader base becomes saturated. Traditional publishers see digital media like Hollywood Previews(TM) Entertainment Magazine as a welcome enhancement to their printed newspapers, magazines and periodicals.

Home Computers, Entertainment and Multi-Media.

     The advent of the home computer, the internet, video games, digital photography, CD-ROM's, DVD's, and the developing technologies that allow these devices to interact, communicate and network, have created consumer demand for more uses and adaptability from these devices. Each year, millions of new personal computers are sold, with most being equipped with state-of-the-art multi-media players. By their use, consumers continue to demonstrate their positive acceptance of the home computer as a prominent source of information and entertainment.

     Each year, more and more computers are becoming linked either through the Internet or through wide or local networks, providing consumers with the opportunity to interact with other computer users. Interactive computer video games, chat rooms, instant messaging and interactive e-mail demonstrates that many computer users desire interactive content and capability.

     Industry statistics continue to show that computer users devote a large majority of their computer time to entertainment, playing games and surfing the Internet. The adoption of CD-ROM and DVD technology has made the home computer a true multi-media experience. With constantly improving graphics, speed and quality, along with the availability of rich media content, multi-media computers provides users with ever-increasing entertainment choices.

Traditional Publishing vs. Digital publishing.

     Traditional publishing has remained virtually unchanged for decades. It may consist of print media such as newspapers, books and magazines, directories like the Yellow Pages, wireless audio (radio) and television. Content such as news, recorded music, television shows and other content is provided by the publisher and delivered to the consumer either for free (i.e. radio, television and directories) or at greatly subsidized costs (i.e. newspapers and magazines). In traditional media, content is provided to attract viewers or subscribers and the publisher derives revenues through the sale of ads or sponsorships. Advertisers pay rates based upon the number of viewers or circulation of the publication. Advertisers pay regardless of whether or not their ad was viewed, and as traditional publishing is passive, there is no way for an advertiser to accurately determine how many people viewed their ads, or how many unique views it received. For example, a magazine purchased at a newsstand might only be viewed by one person on a lone occasion. However, the same magazine placed in the lobby of a medical office may be viewed repeatedly by many different (unique) viewers over a period of a month or longer.

     Digital publishing is substantially different yet still similar to traditional publishing. Revenue models are very similar. Content is provided usually in the form of multi-media (video and audio) and like traditional publishing, is provided at a subsidized cost or no charge to the viewers or subscribers. Just as with traditional publishing, revenues are derived from the sale of ad space, promotions and sponsorships, and costs are based upon each journal's circulation. However, because the Registrant's publishing is interactive, both the publisher and sponsors (advertisers) can now identify the viewer, determine which ads were viewed, for how long and even direct viewer back to the corporate sponsor additional information. Digital publishing therefore is much more accurate as to its reporting, and when compared to traditional publishing can be a more efficient and cost-effective alternative.

      Digital publishing however does not have to be interactive. It can be completely passive so as to require no user interaction. Watching a movie on DVD is a good example. Because digital media can be displayed, distributed and produced in such variety, the Registrant is provided with an almost unlimited opportunity to design and implement custom digital media solutions for its various customers, consumers and sponsors.

Hollywood Previews(TM) Entertainment Magazine.

     The Registrant's initial core product is the Hollywood Previews(TM) Entertainment Magazine. Hollywood Previews(TM) Entertainment Magazine is currently handed out at theater box offices and distributed through insertions in major newspapers and magazines nationally. This video magazine is distributed at no cost to the viewer, and produced either on CD-ROM or DVD disk. To date, the Registrant and its predecessor have produced 14 unique issues, and have distributed over 950,000 CD-ROMs. Currently, each issue typically contains up to 15 full-length theatrical movie previews along with celebrity interviews, special behind-the-scenes footage, stills, promotions and contests. Completely interactive, each CD contains room for up to 15 regional or national corporate sponsorships. New to DVD and new music releases are also featured with content providers paying for placement and promotion. Advertisements in this video magazine are not passive, but use interactive video and other graphical surprises to 'entertain' the viewer as they move from page-to-page. Because of its interactivity, the Registrant can secure information about the viewer, see how long was spent viewing previews and sponsors ads, which ads were most effective, which ads were viewed multiple times and how many unique individuals viewed them. The Registrant can then use this data to demonstrate the efficacy of its media to its sponsors and obtain additional sponsors. The data may also be sold or provided to studios in harmony with the Registrant's Privacy Policy.

Hollywood Previews Distribution.

     To ensure distribution, HPI has entered into a distribution agreement with Valassis (NYSE: VLC) a major media placement company, for the distribution of its Hollywood Previews(TM) Entertainment Magazine in various major U.S. metropolitan newspapers. HPI either has, or is in the process of distributing Hollywood Previews(TM) Entertainment Magazine in the New York Times, New York Daily News(TM), The Chicago Tribune(TM), the Los Angeles Times(TM) and other major Sunday newspapers. Through its relationship with Valassis, HPI can reach over 55 million households each Sunday for distribution of its various publications. HPI is now able to do more than just insert CD-ROM's into newspapers. Through Valassis, HPI can now poly-bag the entire Sunday newspaper with its advertising and disk. HPI now can place its products on the "cover" of major national newspapers. HPI is in discussions with Valassis for an exclusive distribution agreement. The terms and conditions of this agreement are still being discussed and may never be formalized.

     In addition to newspaper distribution, Hollywood Previews(TM) Entertainment Magazine will also be distributed in various other ways. HPI intends to distribute at various national retail stores, public events and through national magazines. Recently, Johnnie Walker(TM) scotch was the sole sponsor for 217,000 disks inserted in the New Yorker(TM) Magazine and for and additional 30,000 disks distributed directly in theaters.

     HPI has completed 14 issues of Hollywood Previews(TM) Entertainment Magazine, and intends upon producing four quarterly issues each year in addition to several special editions.

     HPI has obtained from a related party the exclusive license for the proprietary source code, trademarks and templates powering the Hollywood Previews(TM) Entertainment Magazine. Because of the modular nature of this code, its underlying architecture can be reproduced again and again for each digital magazine product. As primary source code does not have to be re-written for each new product or issue, the Registrant can offer one-off's, special editions or other on-request productions without incurring additional coding costs.

Additional Publications.

     In addition to the Hollywood Previews(TM) Entertainment Magazine, the Registrant intends to develop a series of other interactive video magazines catering to the sports, music, television, travel and leisure industries, and/or to produce special one-off products for national sponsors upon request. The Registrant may form wholly owned or jointly-owned subsidiary companies for the ownership and/or distribution of these additional, yet-to-be-developed products, and/or to participate in joint ventures with other parties that may provide content, distribution or other consideration in connection with these products. (see "Subsidiary Operations" and "Risk Factors")

Las Vegas Previews(TM) Magazine.

     HPI has completed a demonstration version of its Las Vegas Previews(TM) Magazine, and intends to begin publication of this bi-monthly journal through a joint venture with its majority-owned subsidiary, LVP. As of September 1, 2003, HPI owned 80% of the membership units of LVP. Future dilution will occur as investors and other key management is retained. Las Vegas continues to be the number one tourist destination in the world. This newly formed subsidiary will be operated by Michael Mack. Mr. Mack is a long-standing Las Vegas resident and actively involved in Las Vegas politics and civic affairs. Mr. Mack has many personal and business affiliations with hotels, casinos and convention committees and organizers. In addition, Mr. Mack has extensive advertising, sales and marketing experience through his public relations firm.

     In a model replicating Hollywood Previews(TM) Entertainment Magazine, content will be acquired from major hotel and casinos, the Las Vegas Historical Society and other not-for-profit organizations benefiting Las Vegas. Hotels and casinos may initially be promoted at no charge, with sponsors subsidizing production and distribution costs. Upon launch of the magazine to a sizable distribution, hotels and casinos will be charged a placement fee to have their up-and-coming shows and attractions included in the magazine. The Magazine will also be sponsored by select national advertisers. Las Vegas Previews(TM) Magazine is targeted to be distributed in special editions of the Sunday Los Angeles Times and other major newspapers that service the Las Vegas Market. As with Hollywood Previews(TM) Entertainment Magazine, Las Vegas Previews Magazine is expected to be distributed by Valassis via similar poly-bag cover.

Sports Magazines.

     The Registrant views the development of various sports magazines as a natural development to its publishing library. The Registrant intends to license or partner with various professional sporting associations to produce and distribute interactive sports magazines. The Registrant has began a dialog with the Los Angeles Dodgers, and has contracted for a short-run of 50,000 disks to promote a special Dodgers music concert held at Dodgers Stadium on August 30, 2003.

     The Registrant sees the opportunity to create new interactive, multi-media magazines featuring baseball, NFL football, NBA basketball, PGA golf, NASCAR and other sporting content. These magazines may be published either as joint ventures with or under license from the various associations. Magazines could be distributed both at sporting events (as an "add value" to ticket holders), through traditional print magazines catering to the sports demographic audience, or through major newspapers like Hollywood Previews Entertainment Magazine.

Real Time Reporting System.

     As with Hollywood Previews(TM) Entertainment Magazine, each of HPI's proposed new publications will incorporate HPI's proprietary, real time reporting system. This will allow HPI to generate instant reports as to consumer reaction, time spent viewing, consumer interests and other data informative to sponsors and content providers. HPI intends on distributing special opt-in "survey" disks with each issue that will allow consumers the opportunity to express their views and opinions on specific content or sponsor related issues. HPI can either provide this data to committed sponsors as an ad-value, or may elect to charge sponsors and content providers for this useful data.

Business Competition.

     The Registrant is currently unaware of any direct competition with its
Hollywood Previews(TM) or Las Vegas Previews.   The Registrant's core product
is unique both in its compilation, production and method of distribution. However, because the theatrical movie trailers and music videos HPI uses for its core content are readily available to other competitors, and because the underlying technologies incorporating CD-ROM and DVD media are not proprietary, the Registrant foresees future competition as a reality.

     Presently, Registrant's competition comes from three sources, (1) Online, Internet-based entertainment websites; (2) traditional print media magazines dedicated to entertainment; and (3) large, established publishing companies looking to amend their traditional print magazines with digital content.

     Internet Competition.

     With recent advances in video compression technology and the increasing availability of broadband access to consumers, computer users who wish to view theatrical trailers or listen to music may now do so online. There are various websites devoted to the entertainment industry that have the capability to stream or serve movie previews and other multi-media content. With each new major motion picture release, a website is usually created by the Studio to assist in the promotion of the film. These sites provide viewers the ability to watch and in some cases download movie previews. These web sites are created and operated usually at a loss by the studios or film distributors, and have a limited term of operation. Commercial web sites that stream or serve movie previews face significant challenges involving bandwidth and connectivity that can be very expensive to overcome. As most consumers are not willing to pay to view movie previews, Internet subscription models are not viable. Conversely, because of stringent copyright issues, some online companies may not be able to charge users for viewing studio owned trailers without paying them a royalty. Therefore, entertainment-based web sites must rely upon revenues generated by banner or other advertising, merchandising or studio participation in order to subsidize the cost involved in serving movie previews to a large audience. The exceptions are sites like AOL and Yahoo that now offer streaming movie previews directly from their home page. These major ISP's have already developed the infrastructure necessary
to stream video content to a mass audience.   Although entertainment content
will continue to be readily available to consumers via the internet, significant download times and streaming video quality will remain problematic.

     Traditional Print Competition.

     Traditional magazines will continue to play a prominent role in delivering content, news and information. Revenues generated from print media constitute the majority of publishing revenues derived worldwide. Magazines that cater to entertainment may be well established and have vast circulation. These magazines can attract a larger and more diverse group of sponsors than HPI. These magazines may be very well funded and/or have national brand recognition.

     However, traditional magazines and print media will always be two-dimensional. Their format can never duplicate the experience of fully interactive multi-media. HPI views traditional entertainment magazines (People, Us, In Style, Rolling Stone) not as direct, but as vicarious competition. Also, whereas consumers must purchase or subscribe to print magazines, HPI Previews(TM) will be distributed free of charge further incentivizing consumers to view its contents.

     Traditional print media has always lacked the capacity to report back to sponsors accurate data as to the effectiveness of sponsor's ad campaigns. Other than though interpolation of circulation and reader poll data, neither publishers nor sponsors can provide accurate determinations of reader interest. Traditional publishers can make only best-effort judgments about consumer response, ad placement etc. Through proprietary data-mining technology, HPI has the ability to report accurate and real-time data to sponsors as to the effectiveness of their advertising. This real-time auditing capability is very unique in the publishing industry and may prove to be a substantial advantage to HPI in securing sponsors.

     The Registrant forsees that, over time, large established publishers eventually will begin creating their own proprietary digital content to amend and enhance their printed publications. The Registrant therefore desires to become pro-active to this competitive threat. As the initial cost to develop and perfect the coding, templates and functionality of an interactive disk could exceed several million dollars, the Registrant intends to form new joint ventures with these publishers, or enter into license agreements that will allow them to employ the Registrant's proprietary I-Publishing Software Suite. By doing so, the Registrant may be able to convert potential competition into revenue producing partnerships.

Sales and Marketing

     The initial and primary markets for the Registrant's products and services will be in the United States, and consist of the sale of sponsorships (advertisements) for its publications. In addition to securing national sponsors, the Registrant is also concentrating sales and marketing activity directly to movie studios and record companies. As distribution increases, it is anticipated that these studios and record labels will be asked to pay a placement fee for inclusion of their movie and music previews in Company publications. As the Registrant expands its operations and secures additional sponsors, the Registrant intends on marketing other national brands and other regional sponsors for special "one-off "interactive media products specially designed for a specific industry or consumer demographic.

     The Registrant has identified and begun discussions with several media organizations, media brokers and buying services with existing national advertising accounts. These include existing publishers or magazines and newspapers with strong sponsor relationships. Wherever possible, the Registrant intends, through joint or other ventures, to capitalize on the existing sales force, client base and distribution base of these companies to obtain market penetration. These potential partners can also provide "tip-ins", direct mail, point-of-purchase and other distribution opportunities that can place Registrant's products in the hands of consumers with greater efficiency and at less cost than through internal sales and distribution efforts.

     After stabilization, the Registrant intends to develop and secure international distribution and branding of its products either through joint ventures with established media and/or content companies, or by organic growth through the development of foreign subsidiaries.

Operating Units

     Presently, the Registrant has only one operating unit, Hollywood Previews, Inc, with one subsidiary, Las Vegas Previews LLC. LVP will own, publish and control the Las Vegas Previews Entertainment Magazine. Currently, HPI owns 80% of LVP, which interest will be diluted upon funding, staffing and build-out.

Intellectual Property

     HPI has obtained the exclusive rights and license (the "License) for the use of proprietary code, templates, service marks, trademarks, and other patent and un-patentable devices (collectively the "Intellectual Property") that Registrant will employ to produce its interactive publications. The License was acquired from its owner, I-Publishing Inc. ("Licensor"), a closely related corporation controlled by, and whose beneficial owners are also principal shareholders and Directors of the Registrant. These individuals and their respective beneficial ownership of I-Publishing, Inc. are: David MacEachern (33%), Scott Kapp (33%), and Franklin Unruh (33%).

     HPI's exclusive License was effective on April 4, 2003 and is valid for a term of 99 years. The License can be either assigned, sold, hypothecated, transferred and/or sub-licensed to other third parties at the sole discretion of HPI, in accordance with the terms of the License Agreement.

     In exchange for the License, HPI will pay a royalty of $0.05 for each disk HPI produces that uses the Licensor's Intellectual Property in any form. Licensor may not sell, provide or otherwise assign a similar license to any other company, nor become a competitor of the Registrant or HPI for as long a period of time as HPI remains in operation. There are no minimum performance stipulations in the License Agreement. It is the intent of the Registrant to permanently acquire the intellectual properties upon stabilization and full capitalization of the Registrant.

Employees

     As of September 1, 2003, the Registrant has approximately 18 employees and/or full-time independent contractors of whom 10 are involved with graphic, media or other production, three in sales and marketing, three in accounting and finance and four in administration. There have never been any employment issues with employees and the Registrant considers it relationship with its employees to be satisfactory.

     The Registrant since its inception has relied heavily upon outside contractors, consultants, attorneys and other professionals to augment its employee's operations and aid in the performance of duties. The Registrant intends to continue employing the use of outside contractors, consultants, attorneys and other professionals until such time as Registrant may elect to hire employees to fulfill these obligations.

Legal Proceedings

    There are presently no material active, pending or threatened litigation against the Registrant.

Government Regulation and Other Matters

     The Registrant is currently unaware nor can foresee any government intervention or legislative acts pertaining to the Registrant's industry as having a materially adverse affect on the Companies operation or viability. The Registrant is dependent upon certain standard industry practices that if changed may adversely affect the Registrant's business. The largest and single-most important factor relates to the dissemination, redistribution and re-publishing of trademarked or other rights-protected materials currently available to the Registrant for its use. The Registrant does and will continue to rely upon the availability of certain media, video clips, audio clips, photographs, graphics and other collateral materials produced by movie studios and record companies for the promotion of their products. It is an industry practice that promotional materials are provided free-of-charge to established credentialed news or media agencies. These promotional materials are usually distributed through "press kits" or other special dissemination's to various media organizations, publishers, TV shows and news organizations for publication or re-broadcast. Media companies, publishers and broadcaster then incorporate this copyrighted content into various proprietary programs and distribute them internationally.

      Although the Registrant does not expect a change in the way studios and record companies distribute or license their copyrighted promotional materials, should for some reason these promotional materials be unavailable or should the Registrant be required to pay for the use of these materials, the Registrant's business could be materially and negatively affected.

      In addition, the Registrant's use of celebrity names and/or likenesses, even when believed to originate from the public domain or when provided as a part of studio's promotional materials, may be subject to certain rights protections of which the Registrant may not be made aware, or that may not be clearly established. Hence, although not anticipated, the Registrant could face claims arising from the use of these real or perceived intellectual properties from right holders or other entities who may claim damages based upon Registrant's unauthorized use or other infringement.

     Finally, over the past few years, more and more celebrities have entered promotional agreements, and have become spokespersons for various consumer products such as soda, athletic equipment, cars and national brands. It is possible that the Registrant may create a conflict of interest with these celebrities and/or their sponsors though passive association with sponsors advertising in Registrant publications. Although these conflicts currently exist in traditional media and print magazines (these magazines have numerous and competing sponsors in the same publications), rights issues and case laws inherent in digital media are not as clearly defined. Therefore, the Registrant has determined that it will obtain, and hold in place multi-media insurance in an amount adequate to protect and defend Registrant should a problem arise. The Registrant does not at present carry this insurance, but intends to acquire it as soon as it becomes practical.

DESCRIPTION OF PROPERTY.

     The Registrant's principal management offices are located at 1721 S. 21st Street, Santa Monica, California. The property is leased and consists of 2500 square feet of mixed-use office, production and warehouse space.
The Registrant's leased properties consist of the following:

Facility and Location               Square Footage  Annual Lease   Expires
----------------------------------- --------------- ------------ -------------
1721 21st Street, Santa Monica, CA     2,500          $37,500   Month-to-month

     The Registrant acquired in exchange for a $71,196 short-term note to I-Publishing Inc., office equipment, computers, servers, audio and video editing equipment, CD duplication equipment, telephones, desks, chairs and other miscellaneous equipment for Company operations. In the management's opinion, the Registrant's facilities and equipment are in overall good operating condition and meet its immediate needs. However, the Registrant foresees the need to soon acquire additional or larger facilities in order to attain and service its projected growth. In addition, the Registrant will need to acquire additional office equipment, computers and other devices. The Registrant is dependant upon technology to produce and distribute its products. For this reason, the Registrant has earmarked substantial capital for technology, software, licenses, computers and other devices. Due to wear and obsolescence, the Registrant foresees a continual and substantial amount of capital will be required for investment in intellectual technologies (IT) including software, and that IT spending will continue to be a large line expense for the Registrant for the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS.

     The following discussion should be read in conjunction with the Registrant's financial statements and the notes thereto appearing elsewhere in this Form 8-K. Certain statements contained herein that are not related to historical results, including, without limitation, statements regarding the Registrant's business strategy and objectives, future financial position, expectations about pending litigation and estimated cost savings, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and involve risks and uncertainties. Although the Registrant believes that the assumptions on which these forward-looking statements are based are reasonable, there can be no assurance that such assumptions will prove to be accurate and actual results could differ materially from those discussed in the forward-looking statements.

     Overview

     In August 2003, the Registrant entered into an Agreement and Plan of Merger with Hollywood Previews, Inc. Pursuant to the Merger Agreement, on the Closing Date, the shareholders of HPI were issued 55,494,571 shares of common stock which equals 97% of the issued and outstanding common stock of Registrant (after giving effect to the conversion of all notes of the Registrant outstanding immediately prior to the Acquisition). Concurrently with the Acquisition, all of the Registrants existing officers and directors resigned and the management of HPI was elected and appointed to such positions; thereby effecting a change of control. Although HPI became a wholly-owned subsidiary following the transaction, because the transaction resulted in a change of control, the Acquisition was recorded as a "reverse merger" whereby HPI was considered to be the accounting acquirer of the Registrant. The results of the Registrant previously filed in the past years are not included herein. The related financial statements are the results of operations for HPI.

Corporate Overview

     During the last fiscal year, HPI's attention has been focused on four areas:

     Acquisition of Capital: Management has been actively involved in raising the necessary capital to begin, and ultimately sustain operations through the planned scale-up period.

     Acquisition of Intellectual and other Properties: Management's efforts were directed towards (1) obtaining the necessary intellectual properties required to produce and distribute the Company's publications, (2) securing additional editorial content from studios and other sources, and (3) acquisition of corporate sponsors for Company publications.

     Strategic Relationships: Management has continued to identify and establish relationships with new distributors, vendors and joint-venture partners for the public distribution of Company products.

     Production: Management has spent considerable time and resources in the production and distribution of new issues of Hollywood Previews Entertainment Magazine, various special editions and the development of additional prototype publications.

     Financial Overview

     As of September 1, 2003, HPI had raised approximately $2,265,000 through the sale of common stock in private placements to various accredited investors. HPI used such funds to pay for the general and administrative cost of operations, to complete the acquisition of intellectual and physical assets, to produce and distribute new issues of Hollywood Previews Entertainment Magazine, for legal and other professional costs relating to the reverse merger with the Registrant and for the cost and expenses related to the private placement.

     For the period beginning April 5, 2003 and ending September 1, 2003, on an un-audited, pro-forma basis, HPI has produced minimal revenues of $38,011 from the production and distribution of Hollywood Previews Entertainment Magazine and other special edition magazines.

     The Company is a successor-in-interest to three closely related companies: MOD Studios, Inc., The Modern Company LLC and I-Publishing Inc (the "Predecessor Companies"). Until April 4, 2003 the activities related to the production and distribution of the Hollywood Previews Entertainment Magazines were reflected on the financial statements of the Predecessor Companies. On April 4, 2003, I-Publishing Inc. licensed certain intellectual properties to HPI. Revenues and expenses related to the production and distribution of the Magazines subsequent to such date are reflected on the stand-alone financial statements of HPI. Included in this Form 8-K are the stand-alone financial statements of HPI and the combined financial statements of the Predecessor Companies.

     On a combined basis, the Company and the Predecessor Companies have incurred operating losses since inception due to the expenses involved with production, fundraising and for general and administrative expenses. On an unaudited pro-forma basis as of September 1, 2003, the Company and the Predecessor Companies have incurred operating losses of $1,706,439.

     Significant expenditures at the corporate level continue. These outlays include production and distribution costs, fundraising expenses, marketing expenses, growth initiatives, legal, accounting and other professional fees.

     Liquidity and Capital Resources

     A major variable in the Company's viability will be the timing and amount of further funds received from the sale of HPI's securities, the ability of Company to secure sponsorships for its publications, the timing and size of acquisitions and investments, and the transactional costs required to consummate them.

     The Company may incur future losses from: the development of new products; the acquisition of licenses and rights to other business, products and services; research and development activities; limited marketing activities; and the general and administrative expenses associated with the above activities. The extent of losses and the time required to reach profitability are uncertain. There can be no assurance that the Company will be able to sustain profitability on an ongoing basis. Furthermore, as digital media and digital publishing are continually developing technologies, the level of profitability, or lack thereof, cannot be accurately predicted.

     The Company's Audit Report includes a "Statement of Going Concern" by the Company's independent auditing firm. The auditor's conclusions were based in part on the Company's current negative cash flow and capital deficit. The Company's future is highly dependent upon its ability to raise additional capital. The Company will be dependent on the proceeds of these offerings to fund additional sales and marketing efforts, develop new products, make strategic investments, and otherwise continue to implement its business objectives. The failure of the Company to raise sufficient funds will negatively affect the Company's ability to develop or acquire other businesses or technologies, make strategic investments, conduct research and development, protect and defend its intellectual properties, rights and trademarks and manufacture, distribute and market its products. The Company currently anticipates that it will continue to require additional financing in order to: acquire additional targeted technologies; develop new markets; and provide capital for new entertainment magazines. The Company's capital requirements will depend on numerous factors, including: the progress and magnitude of the Company's sales; public acceptance of the Company's publications; advertiser acceptance of digital media; CD-ROM production fulfillment facilities; delays in third party production of company products; the cost involved with filing, prosecuting and enforcing infringement and patent claims; technological advances; competitor and market conditions; the ability of the Company to establish collaborative arrangements; and the cost and effectiveness of commercialization activities and arrangements. It is unlikely that the Company will be able to satisfy its financing requirements from banks or other traditional lending institutions. There can be no assurance that the necessary additional financing will be available to the Company on acceptable terms, or at all. If additional funding is not available to the Company when needed, the Company may be required to curtail existing, projected or developing programs if revenues are not sufficient to fund these activities, the result of which would have a material adverse effect on the Company's business and financial condition.

RISK FACTORS

Although the Company will pursue a strategy of product and geographic diversification, it is not presently broadly diversified and this lack of diversification may not insulate the Company from market fluctuations.

      A key aspect of the Company's long-term strategy is to incorporate diversification across a number of identified entertainment, publishing and digital media disciplines. However, the Company has yet to achieve broad product diversification. Initial operations have been limited to the production and distribution of the Hollywood Previews(TM) Entertainment

Magazine.

     By broadening operations, the Company is seeking to reduce its dependency on any one product, industry or geographic region at any one time, and as such, reducing its susceptibility to adverse economic circumstances. However, the close association between advertising revenues and national economic conditions will continue to expose it in the future to additional risks, including risks associated with currency valuations and sales fluctuations in key geographic regions.

     Management believes that its multi-disciplinary approach, combined with the industry and geographic diversification will help insulate the Company from unforeseen economic, political and/or regulatory pressures that may arise on a regional basis. However, there is no guarantee against recessions, regional slow-downs or negative economic conditions that may exist now, or may occur in the future, in some or many of the Company's key geographic regions. Negative economic conditions could directly impact the Company's ability to distribute its products, obtain financing for new productions, future acquisitions, or continue to grow consistent with Management's expectations.

The Company may not be successful in establishing necessary strategic alliances.

     The Company is seeking to build alliances with leading national sponsors, media and publishing companies, distributors, financial organizations and technology companies, and plans to continue its strategy of developing key alliances in order to expand its reach into the national and international marketplace. However, there can be no assurance that the Company will be successful in obtaining ongoing strategic alliances or that the Company will be able to find further suitable business relationships as it develops strategies and new products. Any failure to continue or expand such relationships could have a material adverse effect on the Company's business, results of operations or financial condition.

     Major risks associated with strategic alliances and partnerships are (1) the lack of control Company may have over these operations, and (2) the possibility that in the future, the Company's strategic alliances will not develop or market products in competition with the Company, and/or discontinue their alliances with the Company or form alliances with the Company's competitors.

Some of the Company's agreements have not been finalized and terms may differ.

     Some of the agreements, negotiations and other business activities referred to in this memorandum are still in discussion stage and have not yet been consummated. Depending upon circumstances both inside and outside of the Company's control, some or all of these agreements may never be consummated, or, if consummated, the terms and conditions may change materially from the representations contained herein.

Competition and technological uncertainty exists in the market.

     The Company operates in a rapidly evolving field. Competition from other domestic and foreign companies, media, entertainment, and other institutions in the areas of product development, product and technology acquisition, manufacturing and marketing is intense. Competitors may succeed in obtaining content for their products more rapidly or less expensively than the Company. Competitors may have already developed, or be in the process of developing technologies that are, or may be, the basis for competitive products to the Company's current or planned lines of products. Some of these products may have an entirely different approach or means of accomplishing the same end results as products currently developed, or contemplated for development, by the Company.

     The Company's competitive position may be adversely affected by competitive product development or the acceptance and/or integration by the public or sponsors of new or other forms of digital media, formats or devices not anticipated or supported by the Company.

     Many of the Company's competitors have substantially greater financial, technical and human resources than the Company. There can be no assurance that the Company's competitors will not succeed in developing technologies and products that are more effective or affordable than those being developed by the Company or that would render the Company's technology and products less competitive or obsolete.

The Company faces technology risks.

     The Company's products are subject to the risks of failure inherent in the development and testing of products based on innovative or developing technologies. These risks include the possibilities that Company technology or any or all of the Company's products may be found to be ineffective, or to have substantial limitations, or otherwise fail. One or more of the Company's competitors may achieve patent protection that could have a material adverse effect on the Company. Although the Company does not currently have any specific plans to do so, it may prosecute or may be required to defend patent or trademark infringement litigation or patent interference proceedings with holders of competitive patents or trademarks. The Company may incur substantial costs in defending or prosecuting such proceedings. In addition, such proceedings may impact the Company's competitive position and there can be no assurance that the Company will be successful in any patent or trademark litigation.

There is no guarantee that the motion picture studios will continue to provide the Company with content and movie trailers at no cost.

     Presently, the Company is being provided copyrighted theatrical movie trailers and other copyrighted public dissemination's such as press releases, behind-the-scenes footage, video clips, celebrity interviews and other promotional media directly from film studios and other sources at no cost. This same promotional media is also made available to other companies, broadcasters and production facilities for their use and incorporation into various other broadcast mediums and products. Traditionally, this media has been provided free of charge in the form of industry "Press Kits" and made available for re-broadcast or re-distribution by third parties without license or fees. The Company will continue to rely upon the availability of this free media and content as the key component for the Hollywood Previews Entertainment Magazine. Although it is not anticipated, should in the future this content become unavailable, or should at any time studios begin charging a license or other royalties for the use or re-broadcast of its copyrighted materials, the Company's ability to continue producing the Hollywood Previews Entertainment Magazine could be jeopardized, and the production and distribution of this core Company product could prove non-viable. This would have an immediate and materially adverse effect upon the Company's revenue projections, and subsequently affect Company viability.

The Company's future depends, in part, on its Key Personnel, Consultants and Principal Management's continued participation.

     The Company's ability to successfully develop its products, manage growth and maintain its competitive position will depend, in a large part, on its ability to attract and retain highly qualified management. The Company is dependent upon its Chief Executive Officer, President, Chief Financial Officer, and other key members of its management and consulting team. Competition for such personnel is significant, and there can be no assurance that the Company will be able to continue to attract and retain such personnel. The Company's consultants may be affiliated or employed by others and some may have consulting or other advisory arrangements with other entities that may conflict or compete with their obligations to the Company. The Company addresses such potential conflicts by requiring that its consultants, collaborators and sponsored researchers execute confidentiality agreements upon commencement of relationships with the Company, by closely monitoring the work of such persons and by requiring material transfer and patent assignment agreements wherever possible and appropriate. Inventions or processes discovered by such persons will not necessarily become the property of the Company and may remain the property of such persons or others.

Loss of relationships with key suppliers may harm the Company.

     Whenever possible, the Company will acquire businesses, products or product lines which do not rely on a single supplier for raw materials or finished goods, but there can be no assurance that some products or product lines will be able to utilize materials or parts except those available through a single supplier.

Control by Management.

     The Company's officers, directors, founders, employees and principal shareholders currently own a controlling position of the Company's outstanding stock. Management will be able to elect a majority of the Company's Board of Directors and will have the ability to control the Company and direct its business and affairs. This concentration of ownership could have the effect of delaying or preventing a change in control of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table sets forth certain information (after giving effect to the issuance of the securities at the Closing) with respect to the beneficial ownership of the outstanding shares of common stock by the Registrant's directors, executive officers and each person known to the Registrant who owns in excess of 5% of the outstanding shares of common stock and the directors and executive officers of the Registrant as a group. Each person listed below has personal and sole beneficial ownership of the shares of common stock listed with their name:

                                          Total Number       Percentage
          Name/Title                       of Shares         Ownership(1)
         ------------                     ------------      ------------

David MacEachern, CEO and Chairman          11,727,510         20.32%

Scott Kapp, President and Director          10,884,000         18.86%

Franklin H. Unruh, CFO and Director          5,442,000          9.43%

All Directors and Executive Officers
 (3 persons)                                28,053,510         48.61%

Waletta Far East LTD(2)                      5,440,000          9.48%

(1)   The percentage ownership is based on 57,711,617 shares outstanding.
(2)   Waletta Far East Ltd. Is beneficially owned by Carroll Lavenski.

DIRECTORS, EXECUTIVE OFFICERS.

     David G. MacEachern, Chairman of the Board and Chief Executive Officer.

     Mr. MacEachern has been in the entertainment and advertising business for over 28 years. As an entrepreneur, he has extensive executive level experience as a founder and CEO of several successful businesses. His experience includes developing, and managing companies in as diverse fields as marketing, advertising, graphic arts, cosmetics and business development.

     In 1984, Mr. MacEachern co-founded the David-Scott Advertising; a Los Angeles based ad agency providing advertising and promotion for local, regional and national accounts.

     While continuing to run David-Scott Advertising, Mr. MacEachern co-founded and was CEO of Professional Make-up, a cosmetic manufacture with over $30 million in domestic and international sales. Mr. MacEachern was instrumental in acquiring distribution rights for Wal-Mart, K-Mart and Target stores. At Professional Make-Up, his primary responsibilities were developing marketing strategies, new product development and product promotion.

     In 1998 Mr. MacEachern co-founded the Modern Company LLC, a digital multi-media production house specializing in the application of digital imaging to the consumer products market. The Modern Company's core competencies include developing interactive websites, graphic arts and CD-ROM design.

     Scott Kapp, Director and President.

     Mr. Kapp has had a long, profitable relationship with Mr. MacEachern extending back to 1984. A graduate of USC, co-founder and President of David-Scott Advertising, Mr. Kapp was responsible for negotiating and securing many of the agency's top clients. His advertising campaign for Ogee hair products won a Starch Award.

     Mr. Kapp also co-founded Professional Make-up. In addition to his role as President, Mr. Kapp was responsible for the development of ancillary products, new markets and business development. While at Professional Make-Up, Mr. Kapp built-out and managed a sales force of 250 independent sales reps and secured 10 major distributors worldwide.

     In 1998 Mr. Kapp along with Mr. MacEachern co-founded the Modern Company LLC, a digital multi-media production company.

     Franklin H. Unruh, Director and Chief Financial Officer.

     Mr. Unruh has over 37 years of significant experience in both accounting and financial consulting. His financial experience comprises an array of conglomerate corporations ranging from entertainment, film and music production to food processing and automobile distribution in 4 countries, South Africa, United Kingdom, Israel and the USA.

     From 1980-1986 Mr. Unruh served as Director of Participation's at 20th Century Fox Films. His duties included managing profit participation's on such award nominated films as the Star Wars Trilogy and other 20th Century Fox motion pictures and television programming.

     Warner Communications Inc. appointed Mr. Unruh as an International Internal Auditor and later promoting Mr. Unruh to Controller of Warner Bros. Music Publishing, the second largest music publishing company in the world.

     In 1978, A&M Music Publishing recruited Mr. Unruh to serve as Controller of A&M Music Publishing and later promoted him to Managing Director of ALMO Publications, A&M Publishing's printed music division.

     Mr. Unruh acts as a financial consultant specializing in participations, residuals and international tax advantage investments for motion picture clients such as Cinergi, Hemdale Distributing and Streamline Pictures. He also oversees music production and artist management for his company Hanging Rock Studios.

Key Management and Employees.

     Kelly Konzelman, Executive Vice President.

     Mr. Konzelman has extensive experience in corporate development. For the last six years, his business efforts have focused primarily on corporate finance, security sales, investment banking and private equity placements.
Mr. Konzelman's company Investment Advisory Group, has consulted with numerous developing and start-up ventures providing management expertise, implementing corporate development programs and authoring business plans and private offering memorandums. These companies were in industries as diverse as medical devices, cosmetic surgery, media, entertainment, technology, reclamation and real estate.

     As an investment-banking consultant, Mr. Konzelman was responsible for the successful acquisition of capital for a number of developing companies, both public and private. As a partner in 360 Financial Services, he successfully engineered a syndicate of over 120 independent broker dealers to offer clients private securities placements nationwide.

     Mr. Konzelman brings over 22 years of general and executive-level business experience to the Company. He is currently overseeing the Company operations, where he is responsible for business affairs, corporate development and strategic acquisitions.

      Kevin D. Plate, Senior Vice President of Sales and Business Development.

      Possessing extensive experience in advertising and sponsorship sales, Mr. Plate has held a variety of increasingly responsible sales and marketing positions over the past 20 years.

      Mr. Plate served as the Western Regional Director for The Golf Channel, whose high-profile ownership group includes Comcast, Cable, Fox and Times Mirror Corporation. Through his development of creative sales and marketing packages for national advertisers, Mr. Plate was responsible for delivering over $35 million revenue to the first cable network dedicated exclusively to a single sport.

      Mr. Plate executive management also contributed to the success of Advantage International, the world's second largest sports marketing and management company, where he used his expertise in strategic planning, new business development and sales for clients including MasterCard International, Sara Lee, Tuner Broadcasting and Keebler.

      For five years Mr. Plate served in various marketing positions at RJR Nabisco, a Fortune 500 foods and tobacco producer. Mr. Plate's duties included leveraging the company's many sports sponsorships and developing national and market-specific advertising and promotional campaigns for both the food and tobacco business units.

      Mr. Plate responsibilities include implementing the Company's sales and business development plan, and the development of new client-specific products and special projects.

Board of Directors.

     Board Composition.

     The Board of Directors is currently composed of three directors. The Registrant intends to establish two standing committees of the Board of
Directors: a Compensation Committee and an Audit Committee. The Compensation Committee will recommend to the Board the base salaries and incentive bonuses for the officers of the Company and will be charged with administering the Company's Stock Compensation Program. The Audit Committee will be composed of independent directors and will review the functions of management and the Registrant's independent auditors pertaining to its financial statements and perform such other related duties and functions as are deemed appropriate by the Audit Committee or the Board. The Registrant does not intend to establish a standing nominating committee or other committee performing similar functions.

EXECUTIVE COMPENSATION.

     The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer. There were no other executive officer(s) who were serving as such as of December 31, 2002, whose aggregate compensation for the 2002 fiscal year exceeded $100,000 for services rendered in all capacity for that fiscal year.




                          SUMMARY COMPENSATION TABLE

                                    Annual Compensation             Long Term Compensation
                                                                Awards                 Payouts
                              ------------------------------ --------------------- -----------------
                                                                        Securities
                                                  Other                 Under-             All
Name and                                          Annual     Restricted lying-     LTIP    Other
Principal                    Salary     Bonus     Compen-    Stock      Options/   Payouts Compen-
Position              Year   ($)        ($)       sation($)  Award(s)($)SAR's(#)   ($)     sation($)
(a)                   (b)    (c)        (d)       (e)        (f)        (g)        (h)     (i)
--------------------- ----- ----------- --------- ---------- ---------- ---------- ------- ---------
David MacEachern, CEO  2002  $ 108,634       -         -           -         -        -         -

                       2001  $ 143,000       -    $ 38,500         -         -        -         -


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The Registrant has engaged in transactions in excess of $60,000 during the past two years involving our executive officers, directors and more than 5% stockholders. The following is a summary of various related party transactions that have occurred, are pending, or will occur in the future. This summary is not, and does not purport to be a complete description of the details of each and every transaction. It is provided solely for the purpose of disclosing the existence of certain transactions, their history, potential conflicts of interest and the associated risks to investors as they pertain to the Registrant, its operations or viability.

Exclusive License and Royalties for Intellectual Properties.

     HPI has obtained an exclusive license(s) to exploit certain intellectual properties from another closely related party, I-Publishing Inc. ("Licensor" and "I-Publishing"). Licensor obtained the Intellectual Property indirectly from MOD Studios Inc., which acquired it from The Modern Company LLC.

     I-Publishing, Inc, MOD Studios, Inc. and The Modern Company are all closely related companies. MOD Studios Inc. subsequently became insolvent and was unable to service its liabilities.

     Mr. Franklin Unruh ("Unruh"), the principal secured creditor of MOD Studios Inc. acquired certain physical and intellectual assets of MOD Studios Inc. pursuant to foreclosure. Unruh then contributed the Intellectual Properties to I-Publishing in exchange for preferred shares. I-Publishing thereafter entered into a license agreement with HPI, granting HPI exclusive rights to exploit the Intellectual Property in accordance with the License Agreement. In exchange, HPI agreed to pay I-Publishing a royalty of $0.05 for each disk produced and distributed by HPI that incorporated any form of the licensed intellectual properties. The License Agreement is for a term of 99 years, and royalties will be paid to the I-Publishing in perpetuity. I-Publishing also sold physical business assets to the Registrant in exchange for a note in the amount of $71,196. This note has since been repaid.

Intent by HPI to Acquire Intellectual Property from I-Publishing Inc.

     As per the terms of the License Agreement, HPI has the first right to purchase the Intellectual Properties for fair market value at any time during the term of the license. The Registrant intends to exercise this purchase option at some future time. The proceeds of this sale would directly benefit and inure to the beneficial owners of the I-Publishing, which members currently are also principal shareholders in the Company.

Intent to Use Related Companies as Contractors or Consultants.

     Compensation (salary) may be paid to the Registrant's primary and executive management either as an individual, or as an independent contractor. This includes certain executives of the Registrant who are also the primary owners and directors of I-Publishing Inc. The majority of all executive compensation will be paid directly to I-Publishing, for distribution as directed by executive. To comply with GAAP requirements and to accurately disclose the total amount of executive compensation, all monies paid to executive both as an individual (employee) or to a related entity (consultant or independent contractor) shall be classified and listed on the Registrant's financial statement as "executive compensation".

     In addition to the License Agreement and executive compensation, the Registrant may engage in ongoing business with I-Publishing, and/or other entities with whom officers or directors of the Registrant may have a relationship or a beneficial interest. Should Company elect to do business with any related party, the Registrant will not pay more than fair, reasonable and competitive rates for these services. The Registrant intends to use closely related companies as outside contractors, or to consult with the Registrant to develop, test, produce or assist in the development of new company products and services.

Possible Future Acquisition of I-Publishing Inc.

     The Registrant intends to eventually acquire the intellectual properties licensed from I-Publishing. In addition, the Registrant may also consider the acquisition of I-Publishing, Inc. As the intellectual property and License

Agreement will continue to be the primary asset of I-Publishing, this strategic acquisition may be in the interest of the Registrant and its shareholders.

     Provided an agreement to purchase I-Publishing Inc. could be obtained, the value of the License Agreement for Intellectual Properties could then be present-valued, and this appraisal used as the basis for determining the actual value of the acquisition. The acquisition could then be made either using Company's common shares or preferred shares, or a combination of shares and notes.

     As beneficial ownership of I-Publishing is similar to the principal beneficial ownership of the Company, this acquisition, if consummated, would result in the reverse-dilution for the Registrant's principal shareholders, and would result in a stronger control position by Company insiders and management.

DESCRIPTION OF SECURITIES.

     The Registrant is authorized to issue 500,000,000 shares of common stock with a par value of $0.001 per share, of which 57,711,617 shares were issued and outstanding as of August 29, 2003. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder (i) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders, (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company. The Registrant's stockholders have no preemptive rights to acquire additional shares of common stock or any other securities. The Registrant is also authorized to issue up to 20,000,000 shares of preferred stock, $0.001 par value, in such series and with such rights and preferences as are determined by the Board of Directors. The Registrant has not designated any such series of preferred shares and no preferred shares are issued and outstanding as of the date hereof.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS.

     There is currently no established trading market for the Registrant's common stock. Although the Registrant's common stock has been listed on the "pink sheets" since early 1999, symbol "IRVP", the Registrant's market has been inactive since mid-1999 with only a few isolated transactions at approximately $.01 per share. As of December 31, 2002 the Registrant had approximately 276 shareholders of record holding 11,527,546 common shares. 11,000,000 shares were subsequently cancelled by the Registrant leaving a total of 527,546 shares outstanding. 55,494,571 additional shares were then issued to the shareholders of HPI and an additional 1,600,000 shares were committed to be issued to non-affiliates through the conversion of outstanding notes over two years old. These 1,600,000 shares are subject to a one-year lock-up and leakage agreement restricting the sale or transfer thereof. These shares will not be available for resale until March 1, 2004, whereupon shareholders may sell up to 12,5000 shares per week, or the total amount upon the Registrant's common shares being listed on the American Stock Exchange or NASDAQ.

     Of the 55,494,571 restricted shares remaining, 2,823,089 may be available for resale beginning August 20, 2004, subject to the Registrant completing an effective registration statement for these shares. The remainder of the outstanding shares are restricted either under Rule 144 or by a Shareholder's Agreement for a term of not less than two years or until August 29, 2005.

     The Registrant has granted warrants to purchase up to 40,000 common shares to the Registrant's placement agent as commission for prior offerings of which it must register. A subsidiary of the Registrant has also issued securities convertible to common stock of the Registrant. Should all of the Registrant's outstanding derivative and/or convertible securities be exercised or converted, an additional 2,350,000 restricted common shares would be outstanding.

    The Registrant has never paid cash or stock dividends on our common stock. The Registrant has no present plan to pay any dividends, but intend to reinvest its earnings, if any.

LEGAL PROCEEDINGS.

    The Registrant is not a party to any legal proceedings or threatened proceedings as of the date of this filing

RECENT SALES OF UNREGISTERED SECURITIES.

     The following securities have been sold by the Restistrant without registration within the past three years.

     In October of 2000, the Resgistrant issued an aggregate of 416,932 shares of common stock to one individual(s) for cash of $400 ($0.001 per share). Between December 18, 2000 and October 1, 2002, the Registrant issued six Convertible Notes which are convertible into an aggregate of 2,885,000 common shares, as follows:
                                                                 Conversion
     Date         Principal          Holder          Due Date    Into Shares

 12/18/2000       $6,000       Stephen Cartisano    12/31/2001   600,000
 03/08/2001       $2,000       David Cartisano      12/31/2001   100,000
 03/28/2001       $3,100       Jennifer Cartisano   12/31/2001   150,000
 04/02/2001       $29,988      Sussex Financial     12/31/2001   1,500,000
                               Group, Ltd.
                               ("Sussex")
 09/06/2002       $2,700       North American       12/31/2003   135,000
                               Marketing Inc.
 10/01/2002       $8,000       North American       12/31/2003   400,000
                               Marketing Inc.

     Concurrently with the closing of the Acquisition, all of the noteholders except Sussex agreed to waive their rights to enforce the notes. Sussex has agreed to convert its note into 1,600,000 shares of the Registrant's Common Stock.

     On September 5, 2002, the Registrant issued 11,000,0000 shares to the following individuals for cash totaling $20,000 (or $.002 per share): 200,000 shares each to Howard Abrams, David Abrams, Matthew Foulger, Stephanie Harnicher, and Ed Johnson; and 10,000,000 shares to Gerald Curtis, the Registrant's then sole officer and director. Gerald Curtis subsequently sold his 10,000,000 shares to Kanona Moeai for $0.002 per share when Mr. Moeai took office on November 1, 2002.

     In connection with the Acquisition, the Registrant issued 55,494,571 shares to the shareholders of HPI. The shares were issues pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

     In private placements occurring between February 1 and August 29, 2003, HPI issued an aggregate of 2,598,333 shares (2,823,089 on a post Acquisition basis) to accredited investors and 7,000,000 shares (7,432,500 on a post Acquisition basis) to the Placement Agent and its designees. The shares were issued pursuant to an exemption provided by Section 4(2) of the Securities Act.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our amended and restated articles of incorporation do not provide for any specific indemnification provisions. Article X of our bylaws provides that we may indemnify "any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

      Article X also provides that "the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees inclusive of any appeal) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of competent jurisdiction (the "Court") in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper."

     In addition, to the extent that a director, officer, employee or agent of the Irvine Pacific has been successful on the merits or otherwise in defense of any claim, action, suit or proceeding , or in defense of any claims, issue or matter therein, he shall be indemnified against expenses (including attorneys fees inclusive of any appeal) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful (on the merits or otherwise ) on any other claim, issue or matter in any such claim, action, suit or proceeding.

     Section 4 of Article X of our bylaws states that "Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(c) by the shareholders."

     We have also made the provision in our bylaws that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Irvine Pacific in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by us.

     The indemnification provided by our bylaws, which incorporates the provisions of Colorado Statutes Article 7-102 through 7-110 is exclusive of any other rights to which those indemnified may be entitled under any statute, rule of law, provision of the Certificate of Incorporation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Where such other provision provides broader rights of indemnification than these by-laws, said other provision shall control.

     Irvine Pacific also has power to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent of or is or was serving at our request as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the other indemnification provisions of our bylaws.

Item 5.   Other Events.

     In connection with the Acquisition, the Registrant has moved its principal executive offices from 3871 South Eagle Point Drive, Salt Lake City, Utah, 84109 to 1721 Twenty First Street, Santa Monica, CA 90404.

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

          a)  Financial Statements of Businesses Acquired.

          The Financial Statements of HPI on a stand-alone basis and the Predecessor Companies on a combined basis are set forth at the end hereof.

          b)  Pro Forma Financial Information.

          Pro Forma Financial Information as of December 31, 2002 and June 30,2003 (as if the Acquisition had occurred as of the earliest date presented) is set forth at the end hereof.

          c)  Exhibits.

          2.1   Agreement and Plan of Merger, dated as of August 18, 2003

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               IRVINE PACIFIC CORPORATION


Date:     September 12, 2003       By:    /s/ David MacEarchern
                                      ---------------------
                               Name:  David MacEachern
                               Title: Chief Executive Officer

                                                      HOLLYWOOD PREVIEWS, INC.
                                                                     CONTENTS
                               December 31, 2002 and June 30, 2003 (unaudited)

==============================================================================



                                                                        Page

INDEPENDENT AUDITOR'S REPORT                                             F-2

FINANCIAL STATEMENTS

  Balance Sheets                                                   F-3 - F-4

  Statements of Operations                                               F-5

  Statements of Shareholders' Equity                                     F-6

  Statements of Cash Flows                                         F-7 - F-9

  Notes to Financial Statements                                  F-10 - F-19

                   INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders of Hollywood Previews, Inc.


We have audited the accompanying balance sheet of Hollywood Previews, Inc. as of December 31, 2002, and the related statements of operations, shareholders' equity, and cash flows for the period from July 22, 2002 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hollywood Previews, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the period from July 22, 2002 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, during the period from July 22, 2002 (inception) to December 31, 2002, the Company did not have any significant operations, had related party debt of $325,000, and was highly dependent on equity and debt financing. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
August 12, 2003

                                                      HOLLYWOOD PREVIEWS, INC.
                                                                BALANCE SHEETS
                               December 31, 2002 and June 30, 2003 (Unaudited)

==============================================================================


                              ASSETS




                                                      June 30,    December 31,
                                                        2003         2002
                                                   ------------- -------------
                                                    (unaudited)
Current assets
  Cash                                             $    251,328  $          -
  Accounts receivable                                    37,500             -
                                                   ------------- -------------

    Total current assets                                288,828             -

Property and equipment, net                              62,499             -
Due from affiliate, net of reserve
  of $850,173 (unaudited) and $0                         75,000       390,000
Other assets                                              7,500             -
                                                   ------------- -------------

      Total assets                                 $    433,827  $    390,000
                                                   ============= =============


























The accompanying notes are an integral part of these financial statements.

                                                      HOLLYWOOD PREVIEWS, INC.
                                                                BALANCE SHEETS
                               December 31, 2002 and June 30, 2003 (Unaudited)

==============================================================================


               LIABILITIES AND SHAREHOLDERS' EQUITY


                                                      June 30,    December 31,
                                                        2003         2002
                                                   ------------- -------------
                                                    (unaudited)

Current liabilities
  Accounts payable and accrued expenses            $     13,654  $          -
  Notes payable - related parties                        78,696       325,000
                                                   ------------- -------------

    Total current liabilities                            92,350       325,000
                                                   ------------- -------------

Commitments

Shareholders' equity
  Preferred stock, $1,000 par value
    5,000,000 shares authorized
    0 (unaudited) and 0 shares issued
    and outstanding                                           -             -
  Common stock, no par value
    100,000,000 shares authorized
    35,703,333 (unaudited) and no shares
    issued and outstanding                            1,690,751             -
  Subscription receivable                              (130,000)            -
  Common stock committed, 16,707,761 (unaudited)
    and 38,500,000 shares                               195,000        65,000
  Accumulated deficit                                (1,414,274)            -
                                                   ------------- -------------

    Total shareholders' equity                          341,477        65,000
                                                   ------------- -------------

      Total liabilities and shareholders' equity   $    433,827  $    390,000
                                                   ============= =============











The accompanying notes are an integral part of these financial statements.

                                                      HOLLYWOOD PREVIEWS, INC.
                                                      STATEMENTS OF OPERATIONS
        For the Period from July 22, 2002 (Inception) to December 31, 2002 and for the Six Months Ended June 30, 2003 (unaudited)

==============================================================================


                                                                For the
                                                                Period from
                                                  For the       July 22,
                                                  Six Months    2002
                                                  Ended         (Inception) to
                                                  June  30,     December 31,
                                                  2003          2002
                                                  ------------- -------------
                                                  (unaudited)

Net sales                                         $     37,500  $          -

Cost of sales                                           32,411             -
                                                  ------------- -------------

Gross profit                                             5,089             -

Operating expenses                                     567,879             -

Reserve for collection of receivable
 due from affiliate                                    850,173             -
                                                  ------------- -------------

Loss from operations                                (1,412,963)            -
                                                  ------------- -------------
Other expense
  Interest expense                                        (511)            -
                                                  ------------- -------------

Loss before provision for income taxes              (1,413,474)            -

Provision for income taxes                                 800             -
                                                  ------------- -------------

      Net loss                                    $ (1,414,274) $          -
                                                  ============= =============









The accompanying notes are an integral part of these financial statements.






                                                                                   HOLLYWOOD PREVIEWS, INC.
                                                                         STATEMENTS OF SHAREHOLDERS' EQUITY
                                     For the Period from July 22, 2002 (Inception) to December 31, 2002 and for the Six Months Ended June 30, 2003 (unaudited)

===========================================================================================================





                                  Common Stock
                          --------------------------- Subscription    Committed   Accumulated
                             Shares         Amount     Receivable       Stock       Deficit      Total
                          ------------- ------------- ------------- ------------ ------------ -------------

Balance, July 22, 2002
(Inception)                          -  $          -  $          -  $         -  $         -  $          -

Common stock committed
 for interest payable                -             -             -       50,000            -        50,000

Common stock committed
 for consulting                      -             -             -       15,000            -        15,000

Net loss                             -             -             -            -            -             -
                          ------------- ------------- ------------- ------------ ------------ -------------

Balance, December 31, 2002           -             -             -       65,000            -        65,000

Issuance of common stock
 to founders (unaudited)    33,500,000             -             -            -            -             -

Issuance of common stock
 for debt conversion
 (unaudited)                   200,000       150,000             -            -            -       150,000

Issuance of common stock
 for cash (unaudited)        2,003,333     1,570,000             -            -            -     1,570,000

Subscription receivable
 (unaudited)                         -             -      (130,000)     130,000            -             -

Offering costs (unaudited)           -       (29,249)            -            -            -       (29,249)

Net loss (unaudited)                 -             -             -            -   (1,414,274)   (1,414,274)
                          ------------- ------------- ------------- ------------ ------------ -------------
Balance, June 30, 2003
 (unaudited)                35,703,333  $  1,690,751  $   (130,000) $   195,000  $(1,414,274) $    341,477
                          ============= ============= ============= ============ ============ =============










   The accompanying notes are an integral part of these financial statements.

                                       F-6





                                                                 HOLLYWOOD PREVIEWS, INC.
                                                                 STATEMENTS OF CASH FLOWS
                   For the Period from July 22, 2002 (Inception) to December 31, 2002 and for the Six Months Ended June 30, 2003 (unaudited)

=========================================================================================


                                                                         For the
                                                                         Period from
                                                          For the        July 22,
                                                          Six Months     2002
                                                          Ended          (Inception) to
                                                          June 30,       December 31,
                                                          2003           2002
                                                          -------------- --------------
                                                          (unaudited)
Cash flows from operating activities
  Net loss                                                $  (1,414,274) $           -
  Adjustments to reconcile net loss to net cash
   used in operating activities
     Depreciation                                                 8,697              -
     Reserve for collection of receivable
      due from affiliate                                        850,173              -
     (Increase) decrease in
        Accounts receivable                                     (37,500)             -
        Other assets                                             (7,500)             -
     Increase (decrease) in
        Accounts payable and accrued expenses                    13,654              -
                                                          -------------- --------------

          Net cash used in operating activities                (586,750)             -
                                                          -------------- --------------
Cash flows from investing activities
  Due from affiliate                                           (535,173)             -
                                                          -------------- --------------

          Net cash used in investing activities                (535,173)             -
                                                          -------------- --------------
Cash flows from financing activities
  Payments on notes payable - related parties                  (175,000)             -
  Proceeds from notes payable - related parties                   7,500              -
  Offering costs                                                (29,249)             -
  Proceeds from issuance of common stock                      1,570,000              -
                                                          -------------- --------------

          Net cash provided by financing activities           1,373,251              -
                                                          -------------- --------------



The accompanying notes are an integral part of these financial statements.

                                    F-7






                                                                 HOLLYWOOD PREVIEWS, INC.
                                                                 STATEMENTS OF CASH FLOWS
                   For the Period from July 22, 2002 (Inception) to December 31, 2002 and for the Six Months Ended June 30, 2003 (unaudited)

=========================================================================================


                                                                         For the
                                                                         Period from
                                                          For the        July 22,
                                                          Six Months     2002
                                                          Ended          (Inception) to
                                                          June 30,       December 31,
                                                          2003           2002
                                                          -------------- --------------
                                                          (unaudited)

Net increase in cash                                      $     251,328  $           -

Cash, beginning of period                                             -              -
                                                          -------------- --------------

Cash, end of period                                       $     251,328  $           -
                                                          ============== ==============
Supplemental disclosures of cash flow information

  Income taxes paid                                       $         800  $           -
                                                          ============== ==============






















The accompanying notes are an integral part of these financial statements.

                                    F-8

                                                      HOLLYWOOD PREVIEWS, INC.
                                                     STATEMENTS OF CASH FLOWS
       For the Period from July 22, 2002 (Inception) to December 31, 2002 and for the Six Months Ended Jun e 30, 2003 (unaudited)

==============================================================================


Supplemental schedule of disclosures of non-cash investing and financing activities

During the year ended December 31, 2002, $50,000 of a $225,000 note payable was converted into 2,500,000 shares of common stock of the Company that the Company was committed to issue.

During the six months ended June 30, 2003, the Company completed the following:

..   converted $150,000 (unaudited) of notes payable into 200,000 shares
    (unaudited) of common stock, of which $50,000 (unaudited) was for interest due on the note.

..   purchased equipment valued at $71,196 (unaudited) from a
    shareholder/officer in exchange for a note payable.

                                                      HOLLYWOOD PREVIEWS, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (Unaudited)

==============================================================================


NOTE 1 - ORGANIZATION

General
-------
Hollywood Previews, Inc. (the "Company") was incorporated on July 22, 2002 in the state of California and is a publisher of interactive, digital, multi-media publications on CD-ROM, DVD, the Internet, television, and interactive television. The Company distributes an entertainment magazine on CD-ROM and DVD that features movie previews, video games, and television previews, plus interviews with stars, behind the scenes videos, music soundtracks and music videos, Hollywood fashion and style, and other entertainment news. The magazine is also distributed through major Sunday newspapers. It is also targeted to specific households and handed out at movie theater box offices on a national basis.

Revenues are generated from the sale of paid advertising sponsorships, licensing, content placements, and e-commerce fees, plus the sale to advertisers and content providers of the Company's proprietary Usage Report that monitors the use of the disk by its audience.

On April 5, 2003, the following occurred:

..   An affiliated company, I-Publishing, Inc. ("I-Publishing") licensed to the
    Company the exclusive rights to use I-Publishing's intellectual property. I-Publishing is to receive annual royalties for each CD distributed.

..   The Company purchased property and equipment from I-Publishing that
    I-Publishing had purchased from a shareholder/officer. The transaction has been accounted for at the carry-over basis of the assets at which they were obtained by the shareholder/officer of I-Publishing.

Combined Financial Statements
-----------------------------
The Company is a member of an affiliated group (the "affiliated group"), which includes I-Publishing, MOD Studios, Inc. ("MOD Studios"), and The Modern Company, LLC ("The Modern Company"). If the financial statements were presented on a combined basis with the affiliated group, the pro forma impact on the financial condition and results of operations of the Company for the year ended December 31, 2002 would be as follows:

                                       Affiliated   Combining    Combined
                         As Reported   Group        Entries      Basis
                         ------------- ------------ ------------ ------------
Balance sheet
  Current assets         $          -  $   200,811  $         -  $   200,811
  Property and equipment            -       71,196            -       71,196
  Due from affiliate          390,000            -     (390,000)           -
  Other assets                      -          700            -          700
                         ------------- ------------ ------------ ------------

Total assets             $    390,000  $   272,707  $  (390,000) $   272,707
                         ============= ============ ============ ============

                                                      HOLLYWOOD PREVIEWS, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (Unaudited)

==============================================================================

NOTE 1 - ORGANIZATION (Continued)

Combined Financial Statements (Continued)
-----------------------------

                                       Affiliated   Combining    Combined
                         As Reported   Group        Entries      Basis
                         ------------- ------------ ------------ ------------
Current liabilities
  Book overdraft         $          -  $    18,711  $         -  $    18,711
  Accounts payable                  -      257,293            -      257,293
  Due to affiliate                  -      390,000     (390,000)           -
  Notes payable                     -       57,160            -       57,160
  Current portion of
   notes payable -
   related parties            325,000      366,812            -      691,812
                         ------------- ------------ ------------ ------------

Total current liabilities     325,000    1,089,976            -    1,024,976

  Notes payable - related
   parties, net of current
   portion                          -       50,000            -       50,000
                         ------------- ------------ ------------ ------------

Total liabilities             325,000    1,139,976            -    1,074,976

Shareholders' and members'
  equity (deficit)             65,000     (867,269)           -     (802,269)
                         ------------- ------------ ------------ ------------
Total liabilities and
 shareholders' and
 members' equity         $    390,000  $   272,707  $  (390,000) $   272,707
                         ============= ============ ============ ============

Results of operations
  Revenue                $          -  $ 1,455,377  $         -  $ 1,455,377
  Expenses                          -    1,684,331            -    1,684,331
                         ------------- ------------ ------------ ------------

  Loss from operations              -     (228,954)           -     (228,954)
  Other income (expense)            -     (212,549)           -     (212,549)
                         ------------- ------------ ------------ ------------
  Loss before provision
    for income taxes                -     (441,503)           -     (441,503)
  Provision for income
    taxes                           -          800            -          800
                         ------------- ------------ ------------ ------------

     Net loss            $          -  $  (442,303) $         -  $  (442,303)
                         ============= ============ ============ ============

                                                      HOLLYWOOD PREVIEWS, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (Unaudited)

==============================================================================


NOTE 1 - ORGANIZATION (Continued)

Combined Financial Statements (Continued)
-----------------------------
The unaudited, pro forma impact on the financial condition and results of operations of the Company for the six months ended June 30, 2003 would be as follows:


                                       Affiliated   Combining    Combined
                         As Reported   Group        Entries      Basis
                         ------------- ------------ ------------ ------------
                         (unaudited)   (unaudited)  (unaudited)  (unaudited)
Balance sheet
  Current assets         $    288,828  $   185,521  $  (71,196)  $   403,153
  Property and equipment       62,499            -           -        62,499
  Due from affiliate           75,000            -     (75,000)            -
  Other assets                  7,500        1,000           -         8,500
                         ------------- ------------ ------------ ------------
Total assets             $    433,827  $   186,521  $  (146,196) $   474,152
                         ============= ============ ============ ============
Current liabilities
  Accounts payable       $     13,654  $   163,866  $         -  $   177,520
  Due to affiliate                  -      925,173     (925,173)           -
  Notes payable                     -       43,094            -       43,094
  Current portion of
   notes payable -
   related parties             78,696      106,677      (71,196)     114,177
                         ------------- ------------ ------------ ------------

Total current liabilities      92,350    1,238,810     (996,369)     334,791

  Notes payable - related
   parties, net of current
   portion                          -        7,279            -        7,279
                         ------------- ------------ ------------ ------------

Total liabilities              92,350    1,246,089     (996,369)     342,070

  Shareholders' and
   members' equity
  (deficit)                   341,477   (1,059,568)     850,173      132,082
                         ------------- ------------ ------------ ------------
Total liabilities and
  shareholders' and
  members' equity        $    433,827  $   186,521  $  (146,196) $   474,152
                         ============= ============ ============ ============

                                                      HOLLYWOOD PREVIEWS, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (Unaudited)

==============================================================================

NOTE 1 - ORGANIZATION (Continued)

Combined Financial Statements (Continued)
-----------------------------

                                       Affiliated   Combining    Combined
                         As Reported   Group        Entries      Basis
                         ------------- ------------ ------------ ------------
                         (unaudited)   (unaudited)  (unaudited)  (unaudited)
Results of operations
  Revenue                $     37,500  $   286,125  $         -  $   323,625
  Expenses                  1,450,463      736,930      850,173    1,337,270
                         ------------- ------------ ------------ ------------

  Loss from operations     (1,412,963)    (450,855)     850,173   (1,013,645)
  Other income (expense)         (511)     (61,979)           -      (62,490)
                         ------------- ------------ ------------ ------------
  Loss before provision
   for income taxes        (1,413,474)    (512,834)     850,173   (1,076,135)
  Provision for income
   taxes                          800        1,600            -        2,400
                         ------------- ------------ ------------ ------------

    Net loss             $ (1,414,274) $  (514,434) $   850,173  $(1,078,535)
                         ============= ============ ============ ============


NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the period from July 22, 2002 (inception) to December 31, 2002, the Company did not have any significant operations, had related party debt of $325,000, and was highly dependent on equity and debt financing.
These factors raise substantial doubt about its ability to continue as a going concern.

Additional financing will be required in order for the Company to continue in existence. Management believes it will be able to obtain such financing from new investors through sales of equity through a private placement memorandum as well as the completion of a reverse merger with a public entity, which would add liquidity to the Company's stock.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                                                      HOLLYWOOD PREVIEWS, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (Unaudited)

==============================================================================

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Information
-----------------------------
The financial information as of June 30, 2003, and for the six months then ended, is unaudited, but in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of the financial position, operating results, and cash flows for such periods. Results for the six months ended June 30, 2003 are not necessarily indicative of results for the year ended December 31, 2003.

Revenue Recognition
-------------------
Revenue is generated mainly through the sale and licensing of interactive, digital, multi-media publishing and is recognized when the product, usually either a CD-ROM or DVD, is shipped to the customer or distributed to the public, provided that the other conditions of sale as established by the Securities and Exchange Commission's Staff Accounting Bulleting ("SAB") No. 101, are satisfied:

..   Persuasive evidence of an arrangement exists.
..   Delivery has occurred or services have been rendered.
..   The seller's price to the buyer is fixed or determinable.
..   Collectibility is reasonably assured.

Revenue from advertising contracts and agreements is deferred until the services and/or products are completed and delivered.

Accounts Receivable
-------------------
The Company sell their products throughout the United States. The Company evaluates its accounts receivable on a regular basis for collectibility and provide for an allowance for potential credit losses as deemed necessary.

Property and Equipment
----------------------
Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of five years. Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

Impairment of Long-Lived Assets
-------------------------------
The Company reviews its assets for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Estimated losses are included in the statements of operations as a component of cost of sales.

Fair Value of Financial Instruments
-----------------------------------
The Company's financial instruments include cash, accounts receivable, and
accounts payable and accrued expenses.   The book values of all financial
instruments are representative of their fair values.

                                                      HOLLYWOOD PREVIEWS, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (Unaudited)

==============================================================================

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
------------
The Company utilize SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Estimates
---------
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations and Uncertainties
--------------------------------
Total net sales earned from one customer constituted 100% (unaudited) of total net sales earned for the six months ended June 30, 2003. Amounts due from one major customer represented 100% (unaudited) of the net accounts receivable balance at June 30, 2003.

Recently Issued Accounting Pronouncements
-----------------------------------------
In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting and reporting for derivative instruments and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for derivative instruments and hedging activities entered into or modified after June 30, 2003, except for certain forward purchase and sale securities. For these forward purchase and sale securities, SFAS No. 149 is effective for both new and existing securities after June 30, 2003. This statement is not applicable to the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 will be effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003. This statement is not applicable to the Company.

                                                      HOLLYWOOD PREVIEWS, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (Unaudited)

==============================================================================

NOTE 4 - CASH

The Company maintains cash deposits at banks located in California. Deposits at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 2002 and June 30, 2003, the uninsured portions amounted to $0 and $212,102 (unaudited), respectively. The Company has not experienced any losses in such accounts and believe they are not exposed to any significant credit risk on cash.


NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2003 consisted of the following:

                                                              (unaudited)
                                                             -------------
     Fixtures                                                $     9,582
     Equipment                                                   164,361
                                                             ------------

                                                                 173,943
     Less accumulated depreciation                               111,444
                                                             ------------

        Total                                                $    62,499
                                                             ============

Depreciation expense was $0 and $8,697 (unaudited) for the period from July 22, 2002 (inception) to December 31, 2002 and the six months ended June 30, 2003, respectively.


NOTE 6 - LINE OF CREDIT

The Company maintain a line of credit with a financial institution, which enables them to borrow up to $30,000. The line of credit is collateralized by all of the Company's accounts receivable, of which the Company may borrow up to 75% of the accepted accounts receivable balance. At December 31, 2002 and June 30, 2003, the line of credit was unused.


NOTE 7 - NOTES PAYABLE - RELATED PARTIES

Notes payable - related parties at December 31, 2002 and June 30, 2003 consisted of the following:
                                                       June 30,   December 31,
                                                         2003         2002
                                                     ------------ ------------
                                                     (unaudited)
 Unsecured note payable to officer, bearing interest
  at 10% per annum, due on demand.                   $     7,500  $        -

                                                      HOLLYWOOD PREVIEWS, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (Unaudited)

==============================================================================

NOTE 7 - NOTES PAYABLE - RELATED PARTIES (Continued)

                                                       June 30,   December 31,
                                                         2003        2002
                                                     ------------ ------------
                                                     (unaudited)
 Unsecured note payable to shareholder, bearing
  interest at a $50,000 flat payment, due on
  demand.                                            $         -  $   175,000

 Unsecured note payable to officer, bearing interest
  at 10.8% per annum, due on demand.                      71,196            -

 Unsecured note payable to officer, bearing interest
  at 10.8% per annum, due in September 2003.                   -      150,000
                                                     ------------ ------------

                                                          78,696      325,000
 Less current portion                                     78,696      325,000
                                                     ------------ ------------

   Long-term portion                                 $         -  $         -
                                                     ============ ============

NOTE 8 - COMMITMENTS

The Company leases its office facilities on a month-to-month basis. Rent expense amounted to $0 and $9,375 (unaudited) for the for the period from July 22, 2002 (inception) to December 31, 2002 and the six months ended June 30, 2003, respectively.


NOTE 9 - SHAREHOLDERS' EQUITY

Common Stock
------------
During the six months ended June 30, 2003, the Company completed the following:

..   issued 33,500,000 shares (unaudited) of common stock to certain of its founders.  The shares were committed at the Company's inception.

..   issued 2,033,333 shares (unaudited) of common stock to investors through a private placement memorandum in exchange for $1,570,000 (unaudited) in cash and incurred offering costs of $29,249 (unaudited).

Common Stock Subscription
-------------------------
During the six months ended June 30, 2003, the Company received a subscription for 130,000 shares (unaudited) of common stock from investors through a private placement memorandum and recorded a subscription receivable of $130,000 (unaudited).

                                                      HOLLYWOOD PREVIEWS, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (Unaudited)

==============================================================================

NOTE 9 - SHAREHOLDERS' EQUITY (Continued)

Common Stock Committed
----------------------
During the period from July 22, 2002 (inception) to December 31, 2002, the Company completed the following:

..   committed to issue 2,500,000 shares of common stock to a debtor in exchange for non-payment of $50,000 of interest payable.

..   committed to issue 2,500,000 shares of common stock to a consultant in exchange for $15,000 in cash.

..   committed to issue 33,500,000 shares of common stock to its founders at its inception as founders' shares.

During the six months ended June 30, 2003, the Company completed the following:

..   committed to issue 9,374,428 shares (unaudited) of common stock to its founders.

..   converted $150,000 (unaudited) of notes payable into 200,000 shares
    (unaudited) of common stock of which $50,000 (unaudited) was for interest due on the note.


NOTE 10 - INCOME TAXES

The Company has not incurred any income tax expense since inception other than the taxes imposed by the state of California. The Company recorded an allowance of 100% for its net operating loss carry-forward due to the uncertainty of its realization.


NOTE 11 - RELATED PARTY TRANSACTIONS

Due from Affiliate
------------------
During the year ended December 31, 2002, MOD Studios collected $390,000 in cash intended for the Company for sales of equity and issuances of debt by the Company.

At June 30, 2003, management determined that $850,173 (unaudited) of the $925,173 (unaudited) balance outstanding at that date was impaired since the financial condition of MOD Studios makes collection of the receivable doubtful and recorded a reserve of $850,173 (unaudited) for the six months ended June 30, 2003.

                                                      HOLLYWOOD PREVIEWS, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (Unaudited)

==============================================================================

NOTE 11 - RELATED PARTY TRANSACTIONS (Continued)

Licensing Agreement
-------------------
During the six months ended June 30, 2003, I-Publishing licensed to the Company the exclusive rights to use its intellectual property. The Company is to pay I-Publishing royalties of $0.05 (unaudited) per CD-ROM or DVD sold with the "Hollywood Previews Entertainment Magazine" trademark or name and $0.02 (unaudited) per CD-ROM or DVD sold for any other publication. The royalties are subject to inflationary increases every two years. The license term is for 99 years beginning April 4, 2003 (unaudited).


NOTE 12 - SUBSEQUENT EVENTS (UNAUDITED)

Common Stock
------------
Subsequent to June 30, 2003, the Company issued 100,000 shares of common stock to investors through a private placement memorandum in exchange for $100,000 in cash.

Common Stock Subscription
-------------------------
Subsequent to June 30, 2003, the Company completed the following:

..   received a subscription for 50,000 shares of common stock to investors through a private placement memorandum and recorded a subscription receivable of $50,000.

..   collected $85,000 on a common stock subscription receivable and issued
    85,000 shares of common stock.

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                                                      CONTENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================


                                                                          Page

INDEPENDENT AUDITOR'S REPORT                                               F-2

COMBINED FINANCIAL STATEMENTS

   Combined Balance Sheets                                           F-3 - F-5

   Combined Statements of Operations                                       F-6

   Combined Statements of Shareholders' and Members' Deficit         F-7 - F-8

   Combined Statements of Cash Flows                                F-9 - F-11

   Notes to Combined Financial Statements                          F-12 - F-25

                   INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders of I-Publishing, Inc.
MOD Studios, Inc.
The Modern Company, LLC


We have audited the accompanying combined balance sheet of I-Publishing, Inc., MOD Studios, Inc., and The Modern Company, LLC as of December 31, 2002, and the related combined statements of operations, shareholders' and members' deficit, and cash flows for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of I-Publishing, Inc., MOD Studios, Inc., and The Modern Company, LLC as of December 31, 2002, and the combined results of their operations and their cash flows for each of the two years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Companies will continue as a going concern. However, during the years ended December 31, 2002 and 2001, the Companies incurred net losses of $442,303 and $2,510,849, respectively, and had net cash used in operating activities of $476,162 and $723,933, respectively. In addition, the Companies' accumulated deficit was $3,854,769 as of December 31, 2002. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Companies' ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






/s/ Singer Lewak Greenbaum & Goldstein LLP


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
August 12, 2003

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                                       COMBINED BALANCE SHEETS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================




                              ASSETS
                                                      June 30,    December 31,
                                                        2003         2002
                                                    ------------- ------------
                                                     (unaudited)

Current assets
  Cash                                              $      5,248  $     4,677
  Accounts receivable, net of allowance for doubtful
    accounts of $8,444 (unaudited) and $8,444            109,077      196,134
  Note receivable - related party                         71,196            -
                                                    ------------- ------------

     Total current assets                                185,521      200,811

Property and equipment, net                                    -       71,196
Other assets                                               1,000          700
                                                    ------------- ------------

       Total assets                                 $    186,521  $   272,707
                                                    ============= ============
























The accompanying note are an integral part of these financial statements.

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                                       COMBINED BALANCE SHEETS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================



        LIABILITIES AND SHAREHOLDERS' AND MEMBERS' DEFICIT

                                                      June 30,    December 31,
                                                        2003         2002
                                                    ------------- ------------
                                                     (unaudited)

Current liabilities
  Book overdraft                                    $          -  $    18,711
  Accounts payable and accrued expenses                  163,866      257,293
  Due to affiliate                                       925,173      390,000
  Current portion of notes payable                        55,094       57,160
  Current portion of notes payable - related parties      94,677      366,812
                                                    ------------- ------------

     Total current liabilities                         1,238,810    1,089,976

Notes payable, net of current portion                      7,279            -
Notes payable - related parties, net of
  current portion                                              -       50,000
                                                    ------------- ------------

       Total liabilities                               1,246,089    1,139,976
                                                    ------------- ------------
Commitments
























The accompanying notes are an integral part of these financial statements.
                               F-4

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                                       COMBINED BALANCE SHEETS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================



     LIABILITIES AND SHAREHOLDERS' AND MEMBERS' DEFICIT (Continued)

Shareholders' and members' deficit
  Preferred stock - I-Publishing, no par value
    5,000 shares authorized
    450 (unaudited) and 0 shares issued and
    outstanding dividends in arrears of $4,425
    (unaudited)                                     $          -  $         -
  Preferred stock - MOD Studios, $0.01 par value
    20,000,000 shares authorized
    0 (unaudited) and 0 units issued and outstanding           -            -
  Common stock - I-Publishing, no par value
    100,000,000 shares authorized
    30,000 (unaudited) and 0 shares
    issued and outstanding                                     -            -
  Common stock - MOD Studios, $0.01 par value
    100,000,000 shares authorized
    3 (unaudited) and 15,300,000 shares
    issued and outstanding                                     -      153,000
  Additional paid-in capital - MOD Studios             3,309,635    2,834,500
  Series A common units - The Modern Company,
    no par value 4,500 units authorized
    4,500 (unaudited) and 4,500 units issued and
    outstanding                                                -            -
  Series B common units - The Modern Company,
    no par value 600 units authorized
    0 (unaudited) and 0 units issued and outstanding           -            -
  Accumulated deficit                                 (4,369,203)  (3,854,769)
                                                    ------------- ------------

     Total shareholders' and members' deficit         (1,059,568)    (867,269)
                                                    ------------- ------------
Total liabilities and shareholders' and members'
  deficit                                           $    186,521  $   272,707
                                                    ============= ============








The accompanying notes are an integral part of these financial statements.

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                             COMBINED STATEMENTS OF OPERATIONS
                            For the Years Ended December 31, 2002 and 2001 and
                   for the Six Months Ended June 30, 2003 and 2002 (unaudited)
==============================================================================



                         For the Six Months Ended       For the Year Ended
                                 June 30,                  December 31,
                       --------------------------- ---------------------------
                           2003           2002          2002          2001
                       ------------- ------------- ------------- -------------
                        (unaudited)   (unaudited)

Net sales              $    286,125  $    222,152  $  1,455,377  $    499,136

Cost of sales               176,775       705,983     1,003,777     1,099,756
                       ------------- ------------- ------------- -------------

Gross profit (loss)         109,350      (483,831)      451,600      (600,620)

Operating expenses          560,205       233,407       680,554     1,891,504
                       ------------- ------------- ------------- -------------

Loss from operations       (450,855)     (717,238)     (228,954)   (2,492,124)
                       ------------- ------------- ------------- -------------
Other income (expense)
  Interest income                 -             -             -         8,861
  Interest expense          (11,979)      (22,717)     (132,549)      (26,786)
  Loss on investment        (50,000)            -       (80,000)            -
                       ------------- ------------- ------------- -------------
Total other income
  (expense)                 (61,979)      (22,717)     (212,549)      (17,925)
                       ------------- ------------- ------------- -------------
Loss before provision
 for income taxes          (512,834)     (739,955)     (441,503)   (2,510,049)

Provision for income
 taxes                        1,600           800           800           800
                       ------------- ------------- ------------- -------------

    Net loss           $   (514,434) $   (740,755) $   (442,303) $ (2,510,849)
                       ============= ============= ============= =============








The accompanying notes are an integral part of these financial statements.




                                                                                 I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                                                                    THE MODERN COMPANY, LLC
                                                                  COMBINED STATEMENTS OF SHAREHOLDERS' AND MEMBERS' DEFICIT
                                                                         For the Years Ended December 31, 2002 and 2001 and
                                                                         for the Six Months Ended June 30, 2003 (unaudited)
===========================================================================================================================


                                                                                   Common Units
               Preferred Stock   Common Stock      Common Stock -  MOD Studios      The Modern
                -------------- --------------- ----------------------------------    Company
                 I-Publishing   I- Publishing                         Additional     Series A
                -------------- ---------------                         Paid-in    --------------  Accumulated
                Shares  Amount  Shares  Amount    Shares     Amount    Capital    Units   Amount    Deficit       Total
                ------- ------ -------- ------ ----------- ---------- ----------- ------- ------ ------------ ------------

Balance,
 December 31,
 2000                -  $   -        -  $   -   14,905,000 $ 149,050  $ 1,063,450  2,400  $   -  $  (901,617) $   310,883

Issuance of
 common stock
 for cash            -      -        -      -      370,000     3,700      146,300      -      -            -      150,000

Cancellation of
 units from
 member              -      -        -      -            -         -            -   (800)     -            -            -

Issuance of
 units to new
 member              -      -        -      -            -         -            -    800      -            -            -

Net loss             -      -        -      -            -         -            -      -      -   (2,510,849)  (2,510,849)
                ------- ------ -------- ------ ----------- ---------- ----------- ------- ------ ------------ ------------
Balance,
 December 31,
 2001                -      -        -      -   15,275,00    152,750    1,209,750  2,400      -   (3,412,466)  (2,049,966)

Issuance of
 common stock
 for cash            -      -        -      -      25,000        250       24,750      -      -            -       25,000

Issuance of
 units to
 members             -      -        -      -           -          -            -  2,100      -            -            -

Capital
 contribution
 of deferred
 revenue             -      -        -      -           -          -    1,600,000      -      -            -    1,600,000

Net loss             -      -        -      -           -          -            -      -      -     (442,303)    (442,303)
                ------- ------ -------- ------ ----------- ---------- ----------- ------- ------ ------------ -------------














    The accompanying notes are an integral part of these financial statements.
                                        F-7







                                                                                 I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                                                                    THE MODERN COMPANY, LLC
                                                                  COMBINED STATEMENTS OF SHAREHOLDERS' AND MEMBERS' DEFICIT
                                                                         For the Years Ended December 31, 2002 and 2001 and
                                                                         for the Six Months Ended June 30, 2003 (unaudited)
===========================================================================================================================


                                                                                   Common Units
               Preferred Stock   Common Stock      Common Stock -  MOD Studios      The Modern
                -------------- --------------- ----------------------------------    Company
                 I-Publishing   I- Publishing                         Additional     Series A
                -------------- ---------------                         Paid-in    --------------  Accumulated
                Shares  Amount  Shares  Amount    Shares     Amount    Capital    Units   Amount    Deficit       Total
                ------- ------ -------- ------ ----------- ---------- ----------- ------- ------ ------------ ------------

Balance,
 December 31,
 2002                -  $   -        -  $   -   15,300,000 $ 153,000  $ 2,834,500  4,500 $    -  $(3,854,769) $  (867,269)

Issuance of
 preferred
 stock for
 assets
 (unaudited)       450      -        -      -            -         -            -      -      -            -            -

Issuance of
 common stock
 to founders
 (unaudited)         -      -   30,000      -            -         -            -      -      -            -            -

Capital
 contribution
 on foreclosure
 of assets
 (unaudited)         -      -        -      -            -         -      322,135      -      -            -      322,135

Cancellation of
 common stock
 due to
 foreclosure
 of assets
 (unaudited)         -      -        -      -  (15,299,997) (153,000)     153,000      -      -            -            -

Net loss
 (unaudited)         -      -        -      -            -         -            -      -      -     (514,434)    (514,434)
                ------- ------ -------- ------ ----------- ---------- ----------- ------- ------ ------------ ------------
Balance,
 June 30, 2003
 (unaudited)       450  $   -   30,000  $   -            3 $       -  $ 3,309,635  4,500  $   -  $(4,369,203) $(1,059,568)
                ======= ====== ======== ====== =========== ========== =========== ======= ====== ============ ===========-














    The accompanying notes are an integral part of these financial statements.

                                        F-8





                                            I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                               THE MODERN COMPANY, LLC
                                                     COMBINED STATEMENTS OF CASH FLOWS
                                    For the Years Ended December 31, 2002 and 2001 and
                           for the Six Months Ended June 30, 2003 and 2002 (unaudited)



                               For the Six Months Ended       For the Year Ended
                                        June 30,                  December 31,
                               --------------------------- ---------------------------
                                    2003           2002          2002          2001
                               ------------- ------------- ------------- -------------
                                (unaudited)   (unaudited)

Cash flows from operating
activities
 Net loss                      $   (514,434)  $  (740,755) $   (442,303) $ (2,510,849)
 Adjustments to reconcile net
  loss to net cash used in
  operating activities
    Depreciation                          -        17,395        34,789        28,143
    (Increase) decrease in
      Accounts receivable            87,057        20,925      (149,775)       19,248
      Prepaid expenses and
       other current assets               -             -             -         5,800
      Other assets                     (300)            -             -          (700)
    Increase (decrease) in
      Accounts payable and
       accrued expenses             (93,427)      560,527        81,127       134,425
      Deferred revenue                    -        30,000             -     1,600,000
                               ------------- ------------- ------------- -------------
Net cash used in operating
 activities                        (521,104)     (111,908)     (476,162)     (723,933)
                               ------------- ------------- ------------- -------------
Cash flows from investing
activities
  Due to affiliate                  535,173             -       390,000             -
  Purchase of property and
   equipment                              -             -             -       (88,689)
                               ------------- ------------- ------------- -------------
Net cash provided by (used in)
 investing activities               535,173             -       390,000       (88,689)
                               ------------- ------------- ------------- -------------








   The accompanying notes are an integral part of these financial statements.
                                       F-9


                                            I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                               THE MODERN COMPANY, LLC
                                                     COMBINED STATEMENTS OF CASH FLOWS
                                    For the Years Ended December 31, 2002 and 2001 and
                           for the Six Months Ended June 30, 2003 and 2002 (unaudited)




                               For the Six Months Ended       For the Year Ended
                                        June 30,                  December 31,
                               --------------------------- ---------------------------
                                    2003           2002          2002          2001
                               ------------- ------------- ------------- -------------
                                (unaudited)   (unaudited)

Cash flows from financing
activities
  Increase (decrease) in
   book overdraft              $    (18,711) $      5,264  $     18,711  $          -
  Increase (decrease) in
   line of credit                         -        19,892             -       (21,517)
  Proceeds from notes payable        21,279        57,000        57,160       100,000
  Payments on notes payable         (16,066)            -      (100,000)       (3,250)
  Proceeds from notes payable -
   related parties                        -         6,737        84,323        82,489
  Proceeds from issuance of
   common stock                           -        25,000        25,000       150,000
                               ------------- ------------- ------------- -------------
Net cash provided by (used in)
 financing activities               (13,498)      113,893        85,194       307,722
                               ------------- ------------- ------------- -------------

Net increase (decrease) in cash         571         1,985          (968)     (504,900)

Cash, beginning of period             4,677         5,645         5,645       510,545
                               ------------- ------------- ------------- -------------

Cash, end of period            $      5,248  $      7,630  $      4,677  $      5,645
                               ============= ============= ============= =============

Supplemental disclosures
of cash flow information

  Interest paid                $     12,490  $     22,717  $    132,549  $     26,786
                               ============= ============= ============= =============

  Income taxes paid            $      1,600  $        800  $        800  $        800
                               ============= ============= ============= =============







   The accompanying notes are an integral part of these financial statements.

                                      F-10

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                             COMBINED STATEMENTS OF CASH FLOWS
                            For the Years Ended December 31, 2002 and 2001 and
                  for the Six Months Ended Jun e 30, 2003 and 2002 (unaudited)
==============================================================================


Supplemental schedule of disclosures of non-cash investing and financing activities

During the year ended December 31, 2002, MOD Studios contributed $1,600,000 of deferred revenue to additional paid-in capital.

During the six months ended June 30, 2003, a shareholder/secured creditor foreclosed on the physical assets with a book value of $71,196 (unaudited) and intellectual property with a book value of $0 (unaudited) of MOD Studios due to non-payment of certain notes payable. The shareholder had notes payable totaling $393,331 (unaudited) at the time of the foreclosure. I-Publishing then issued 450 shares (unaudited) of preferred stock to the shareholder/secured creditor/founder in exchange for the intellectual property with a value of $0 (unaudited) and issued a note payable for $71,196 (unaudited) in exchange for the physical assets. I-Publishing then sold the physical assets to an affiliate, Hollywood Previews, Inc., in exchange for a note receivable with a value of $71,196 (unaudited). MOD Studios recorded the difference between the value of the notes payable and the value of the physical assets as a contribution to capital.

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================

NOTE 1 - ORGANIZATION

General
-------
I-Publishing, Inc. ("I-Publishing") was incorporated on May 6, 2003 in the state of California and is licensor of intellectual, property primarily multi-media publishing technology for publishing magazines in CD-ROM and DVD format.

MOD Studios, Inc. ("MOD Studios") was incorporated on January 8, 2001 in the state of Delaware and was a publisher of interactive, digital, multi-media publications on CD-ROM, DVD, the Internet, television, and interactive television. The company distributed an entertainment magazine on CD-ROM and DVD that featured movie previews, video games, and television previews, plus interviews with stars, behind the scenes videos, music soundtracks and music videos, Hollywood fashion and style, and other entertainment news. The magazine was distributed through major Sunday newspapers. It also targeted specific households and was handed out at movie theater box offices on a national basis.

Revenues are generated from the sale of paid advertising sponsorships, licensing, content placements, and e-commerce fees, plus the sale to advertisers and content providers of the proprietary Usage Report that monitors the use of the disk by its audience.

The Modern Company, LLC ("The Modern Company") is a Nevada limited liability company organized on February 25, 1999. The Modern Company provides marketing and advertising consulting services to a variety of industries, including entertainment and publishing.

The management and beneficial ownership of I-Publishing, MOD Studios, and The Modern Company are similar.

Quasi Reorganization (unaudited)
--------------------------------
On January 9, 2001, the members of CD Video Magazine, LLC, a California limited liability company, unanimously ratified a plan of reorganization pursuant to the Internal Revenue Code Section 351. Under the plan of reorganization, each member exchanged his/her membership interests into common stock of MOD Studios.

MOD Studios produces CD media magazines for which it primarily generates advertising revenue. The main product is Hollywood Previews Magazine, a highly interactive magazine, which contains movie trailers and other upcoming movie information. The CDs are distributed at major movie houses across the United States at no cost to the reader.

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================


NOTE 1 - ORGANIZATION (Continued)

Quasi Reorganization (unaudited) (Continued)
--------------------------------------------
On April 5, 2003, the following occurred:

..    A shareholder/secured creditor/officer of the Companies foreclosed on the physical assets with a book value of $71,196 (unaudited) and intellectual property with a book value of $0 (unaudited) of MOD Studios due to the non-payment of certain notes payable. The shareholder was due notes payable totaling $393,331 (unaudited) at the time of the foreclosure.
     The assets, consisting of property and equipment and intellectual property, were used as collateral for the notes payable. In addition to the forbearance of the notes payable, MOD Studios is to receive 5% (unaudited) of all revenues paid to the shareholder directly for the use of the "Hollywood Previews" name or trademark from any third party to whom the shareholder sells, licenses, assigns, or transfers the "Hollywood Previews" name. MOD Studios did not have any operations after April 5, 2003 other than the collection of the license fee from the shareholder/secured creditor.

..    The shareholder contributed the repossessed property and equipment and intellectual property to I-Publishing in exchange for 450 shares of convertible preferred stock. The transaction has been accounted for at the carry-over basis of the related assets and canceled debt. As such, I-Publishing has recorded the assets transferred at their cost.

..    I-Publishing licensed to an affiliated company, Hollywood Previews, Inc.
     ("Hollywood Previews"), the exclusive rights to use I-Publishing's intellectual property. I-Publishing is to receive annual royalties for each CD distributed. In addition, I-Publishing sold the physical assets to Hollywood Previews in exchange for a note receivable with a value of $71,196 (unaudited).

Combined Financial Statements
-----------------------------
The Companies are a member of an affiliated group which includes Hollywood Previews, Inc. If the financial statements were presented on a combined basis with Hollywood Previews, Inc., the pro forma impact on the financial condition and results of operations of the Companies for the year ended December 31, 2002 would be as follows:
                                       Hollywood    Combining    Combined
                         As Reported   Previews     Entries      Basis
                         ------------- ------------ ------------ ------------
Balance sheet
  Current assets         $    200,811  $         -  $         -  $   200,811
  Property and equipment       71,196            -            -       71,196
  Due from affiliate                -      390,000     (390,000)           -
  Other assets                    700            -            -          700
                         ------------- ------------ ------------ ------------
Total assets             $    272,707  $   390,000  $  (390,000) $   272,707
                         ============= ============ ============ ============

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================

NOTE 1 - ORGANIZATION (Continued)

Combined Financial Statements (Continued)
-----------------------------
                                       Hollywood    Combining    Combined
                         As Reported   Previews     Entries      Basis
                         ------------- ------------ ------------ ------------
Current liabilities
  Book overdraft         $     18,711  $         -  $         -  $    18,711
  Accounts payable            257,293            -            -      257,293
  Due to affiliate            390,000            -     (390,000)           -
  Notes payable                57,160            -            -       57,160
  Current portion of
   notes payable -
   related parties            366,812      325,000            -      691,812
                         ------------- ------------ ------------ ------------

Total current liabilities   1,089,976      325,000            -    1,024,976

  Notes payable - related
   parties, net of
   current portion             50,000            -            -       50,000
                         ------------- ------------ ------------ ------------

Total liabilities           1,139,976      325,000            -    1,097,976

  Shareholders' and
   members' equity
   (deficit)                 (867,269)      65,000            -     (802,269)
                         ------------- ------------ ------------ ------------
Total liabilities and
 shareholders' and
 members' equity         $    272,707  $   390,000  $  (390,000) $   272,707
                         ============= ============ ============ ============

Results of operations
  Revenue                $  1,455,377  $         -  $         -  $ 1,455,377
  Expenses                  1,684,331            -            -    1,684,331
                         ------------- ------------ ------------ ------------

  Loss from operations       (228,954)           -            -     (228,954)
  Other income (expense)     (212,549)           -            -     (212,549)
                         ------------- ------------ ------------ ------------
  Loss before provision
   for income taxes          (441,503)           -            -     (441,503)
  Provision for income
   taxes                          800            -            -          800
                         ------------- ------------ ------------ ------------

     Net loss            $   (442,303) $         -  $         -  $  (442,303)
                         ============= ============ ============ ============

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================

NOTE 1 - ORGANIZATION (Continued)

Combined Financial Statements (Continued)
-----------------------------
The unaudited, pro forma impact on the financial condition and results of operations of the Companies for the six months ended June 30, 2003 would be as follows:
                                       Hollywood    Combining    Combined
                         As Reported   Previews     Entries      Basis
                         ------------- ------------ ------------ ------------
                         (unaudited)   (unaudited)  (unaudited)  (unaudited)
Balance sheet
  Current assets         $    185,521  $   288,828  $  (71,196)  $   403,153
  Property and equipment            -       62,499           -        62,499
  Due from affiliate                -       75,000     (75,000)            -
  Other assets                  1,000        7,500           -         8,500
                         ------------- ------------ ------------ ------------

Total assets             $    186,521  $   433,827  $  (146,196) $   474,152
                         ============= ============ ============ ============

Current liabilities
  Accounts payable       $    163,866  $    13,654  $         -  $   177,520
  Due to affiliate            925,173            -     (925,173)           -
  Notes payable                43,094            -            -       43,094
  Current portion of
    notes payable -
    related parties           106,677       78,696      (71,196)     114,177
                         ------------- ------------ ------------ ------------

Total current liabilities   1,238,810       92,350     (996,369)     334,791

  Notes payable - related
   parties, net of current
   portion                      7,279            -            -        7,279
                         ------------- ------------ ------------ ------------

Total liabilities           1,246,089       92,350     (996,369)     342,070

Shareholders' and members'
 equity (deficit)          (1,059,568)     341,477      850,173      132,082
                         ------------- ------------ ------------ ------------

Total liabilities and
  shareholders' and
  members' equity        $    186,521  $   433,827  $  (146,196) $   474,152
                         ============= ============ ============ ============

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================


NOTE 1 - ORGANIZATION (Continued)

Combined Financial Statements (Continued)
-----------------------------
                                       Hollywood    Combining    Combined
                         As Reported   Previews     Entries      Basis
                         ------------- ------------ ------------ ------------
                         (unaudited)   (unaudited)  (unaudited)  (unaudited)

Results of operations
  Revenue                $    286,125  $    37,500  $         -  $   323,625
  Expenses                    736,930    1,450,463      850,173    1,337,270
                         ------------- ------------ ------------ ------------

  Loss from operations       (450,855)  (1,412,963)     850,173   (1,013,645)
  Other income (expense)      (61,979)        (511)           -      (62,490)
                         ------------- ------------ ------------ ------------
  Loss before provision
    for income taxes         (512,834)  (1,413,474)     850,173   (1,076,135)
  Provision for income
    taxes                       1,600          800            -        2,400
                         ------------- ------------ ------------ ------------

    Net loss             $   (514,434) $(1,414,274) $   850,173  $(1,078,535)
                         ============= ============ ============ ============


NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the years ended December 31, 2002 and 2001, the Companies (as defined in Note 3) had net losses of $442,303 and $2,510,849, respectively, and had net cash used in operating activities of $476,162 and $723,933, respectively. In addition, the Companies' accumulated deficit was
$3,854,769 as of December 31, 2002.   The Companies' negative cash flow from
operations, recurring net losses, and capital deficit raise substantial doubt about its ability to continue as a going concern.

Additional financing will be required in order for the Companies to continue in existence. Management believes it will be able to obtain such financing from new investors through sales of equity through a private placement memorandum as well as the completion of a reverse merger with a public entity, which would add liquidity to the Companies' stock.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Companies be unable to continue as a going concern.

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination
-------------------------
The combined financial statements include the accounts of I-Publishing, MOD Studios, and The Modern Company (the "Companies"). All significant inter-company accounts and transactions are eliminated in combination.

Interim Financial Information
-----------------------------
The financial information as of June 30, 2003 and 2002, and for the six months then ended, is unaudited, but in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of the financial position, operating results, and cash flows for such periods. Results for the six months ended June 30, 2003 are not necessarily indicative of results for the year ended December 31, 2003.

Revenue Recognition
-------------------
Revenue is generated mainly through the sale and licensing of interactive, digital, multi-media publishing and is recognized when the product, usually either a CD-ROM or DVD, is shipped to the customer or distributed to the public, provided that the other conditions of sale as established by the Securities and Exchange Commission's Staff Accounting Bulleting ("SAB") No. 101, are satisfied:

..   Persuasive evidence of an arrangement exists.
..   Delivery has occurred or services have been rendered.
..   The seller's price to the buyer is fixed or determinable.
..   Collectibility is reasonably assured.

Revenue from advertising contracts and agreements is deferred until the services and/or products are completed and delivered.

Accounts Receivable
-------------------
The Companies sell their products throughout the United States. The Companies evaluate their accounts receivable on a regular basis for collectibility and provide for an allowance for potential credit losses as deemed necessary.

Property and Equipment
----------------------
Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of five years. Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets
-------------------------------
The Company reviews its assets for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Estimated losses are included in the statements of operations as a component of cost of sales.

Fair Value of Financial Instruments
-----------------------------------
The Companies' financial instruments include cash, accounts receivable, and
accounts payable and accrued expenses.   The book values of all financial
instruments are representative of their fair values.

Advertising and Marketing Expense
---------------------------------
The Companies expense advertising and marketing costs as incurred. Advertising and marketing expense for the years ended December 31, 2002 and 2001 and the six months ended June 30, 2003 and 2002 was $32,849, $0, $0 (unaudited), and $0 (unaudited), respectively.

Income Taxes
------------
The Companies utilize Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Estimates
---------
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations and Uncertainties
--------------------------------
Total net sales earned from two customers constituted 47% and 20% of total net sales earned for the year ended December 31, 2002. Total net sales earned from three customers constituted 50%, 17% and 11% of total net sales earned for the year ended December 31, 2001. Amounts due from one major customer represented 93% of the net accounts receivable balance at December 31, 2002.

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations and Uncertainties (Continued)
--------------------------------
Total net sales earned from three customers constituted 25% (unaudited), 18% (unaudited) and 14% (unaudited) of total net sales earned for the six months ended June 30, 2003. Total net sales earned from three customers constituted 55% (unaudited), 26% (unaudited), and 12% (unaudited) of total net sales earned for the six months ended June 30, 2002. Amounts due from three major customers represented 60% (unaudited), 12% (unaudited), and 10% (unaudited) of the net accounts receivable balance at June 30, 2003.

Recently Issued Accounting Pronouncements
-----------------------------------------
In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting and reporting for derivative instruments and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for derivative instruments and hedging activities entered into or modified after June 30, 2003, except for certain forward purchase and sale securities. For these forward purchase and sale securities, SFAS No. 149 is effective for both new and existing securities after June 30, 2003. This statement is not applicable to the Companies.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 will be effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003. This statement is not applicable to the Companies.


NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2002 consisted of the following:

      Fixtures                         $        9,582
      Equipment                               164,361
                                       ---------------

                                              173,943
      Less accumulated depreciation           102,747
                                       ---------------

           Total                       $       71,196
                                       ===============

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================

NOTE 4 - PROPERTY AND EQUIPMENT (Continued)

Depreciation expense was $34,789, $28,143, and $17,395 (unaudited) for the years ended December 31, 2002 and 2001 and the six months ended June 30, 2002, respectively.


NOTE 5 - NOTES PAYABLE

Notes payable at December 31, 2002 and June 30, 2003 consisted of the following:

                                                      June 30,    December 31,
                                                        2003         2002
                                                    ------------- ------------
                                                     (unaudited)
 Unsecured note payable, bearing, interest at 10%
  per annum, due on demand.                         $     41,094  $    57,160

 Unsecured note payable, issued for legal
  settlement, bearing interest at 9% per annum,
  requiring monthly payments of $500, due in
  October 2003.                                            2,000            -

 Unsecured note payable, issued for legal
  settlement, bearing interest at 9% per annum,
  requiring monthly payments of $1,000, due in
  December 2004.                                          19,279            -
                                                    ------------- ------------

                                                          62,373       57,160
 Less current portion                                     55,094       57,160
                                                    ------------- ------------

   Long-term portion                                $      7,279  $         -
                                                    ============= ============

Future maturities of notes payable at June 30, 2003 were as follows:

   12 Months
      Ending
    June 30,
   ----------

      2004                                          $     55,094
      2005                                                 7,279
                                                    -------------

        Total                                       $     62,373
                                                    =============

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================


NOTE 6 - NOTES PAYABLE - RELATED PARTIES

Notes payable - related parties at December 31, 2002 and June 30, 2003 consisted of the following:


                                                       June 30,   December 31,
                                                          2003        2002
                                                    ------------- ------------
                                                     (unaudited)
 Unsecured note payable to officer, bearing interest
  at 10% per annum, due on demand.                  $          -  $    93,331

 Unsecured note payable to officer, bearing interest
  at 10.8% per annum, due in September 2003.                   -      250,000

 Unsecured note payable to officer, bearing interest
  at 10.8% per annum, due in September 2004.                   -       50,000

 Unsecured note payable to officer, non-interest-
  bearing, due on demand.                                 86,177       14,981

 Unsecured note payable to officer, non-interest-
  bearing, due on demand.                                  8,500        8,500
                                                     ------------ ------------

                                                          94,677      416,812
 Less current portion                                     94,677      366,812
                                                     ------------ ------------

   Long-term portion                                 $         -  $    50,000
                                                     ============ ============

NOTE 7 - COMMITMENTS

The Companies lease their office facilities on a month-to-month basis. Rent expense amounted to $37,500, $37,500, $9,375 (unaudited), and $18,750
(unaudited) for the years ended December 31, 2002 and 2001 and the six months ended June 30, 2003 and 2002, respectively.

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================

NOTE 8 - SHAREHOLDERS' AND MEMBERS' DEFICIT

Convertible Preferred Stock
---------------------------
During the six months ended June 30, 2003, I-Publishing issued 450 shares (unaudited) of convertible preferred stock to an investor in exchange for intellectual property, which was valued at $0 (unaudited). These assets originally belonged to MOD Studios prior to a shareholder perfecting a UCC claim and foreclosing on substantially all of the assets (see Note 1). The preferred stock may be converted into common stock at the option of the holder and is entitled to receive annual cumulative preferred dividends of 4.5%. At June 30, 2003, there were accumulated dividends in arrears of $4,425 (unaudited), or $9.83 (unaudited) per share.

The transaction has been accounted for at the carry-over basis of the related assets. As such, I-Publishing has recorded the intellectual property transferred at its cost.

Common Stock
------------
During the year ended December 31, 2002, MOD Studios issued 25,000 shares of common stock to investors through a private placement memorandum in exchange for $25,000 in cash.

During the year ended December 31, 2001, MOD Studios issued 370,000 shares of common stock to investors through a private placement memorandum in exchange for $150,000 in cash.

During the six months ended June 30, 2003, the Companies completed the following:

..   I-Publishing issued 30,000 shares (unaudited) of common stock to its founders for past services.

..   MOD Studios cancelled 15,999,997 shares (unaudited) of its outstanding common stock after a shareholder/secured creditor foreclosed on substantially all of the assets of MOD Studios.

Member Units
------------
During the year ended December 31, 2002, The Modern Company amended its articles of organization, whereby the number of authorized units was increased to 4,500. Thereafter, The Modern Company issued 2,100 units to its existing members in a cash-free transaction.

During the year ended December 31, 2001, The Modern Company cancelled 800 units from a member and issued 800 units to another member in a cash-free transaction. Under accounting principles generally accepted in the United States of America, transfers between members give rise to compensation expense. Management determined the value of the units transferred was not material.

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================

NOTE 9 - WARRANT AND MARKETING CONSULTING AGREEMENT

Warrant
--------
On January 11, 2001, MOD Studios issued a warrant agreement to Claire's Stores ("Claire's") to purchase 5,000,000 shares of common stock that expires on January 11, 2011 and has an exercise price of $0.40 per share. The warrant contains an anti-dilution clause that increased the number of shares available for purchase under the warrant, on a one to one ratio, if MOD Studios sells shares of common stock for less than $0.40 per share or without receiving consideration. Upon exercise, MOD Studios will grant a credit of $400,000 toward the exercise of the warrant.

Marketing Consulting Agreement
------------------------------
On February 5, 2001, MOD Studios entered into a marketing agreement with Claire's in exchange for $1,600,000 in cash for the development and production of an interactive CD-ROM video magazine. The services and products were never delivered.

On November 25, 2002, MOD Studios notified its shareholders and Claire's that it would cease operations due to reoccurring operating losses, a significant accumulated deficit, and that secured creditors had intentions of foreclosing on its assets. Pursuant to the warrant agreement, MOD Studios gave Claire's a 30-day notice of intended disposition of the remaining assets of MOD Studios to its secured creditors as permitted by the UCC. Claire's did not respond to the 30-day notification, and thereafter, the warrant was canceled. The cash was contributed to additional paid-in capital on that same date.


NOTE 10 - INCOME TAXES

The Companies have not incurred any income tax expense since inception other than the taxes imposed by the state of California. The actual tax benefit differs from the expected tax benefit computed by applying the United States federal corporate tax rate of 34% to loss before income taxes as follows for the years ended December 31, 2002 and 2001:


                                                    2002        2001
                                              -------------- --------------

    Expected tax benefit                      $    (151,000) $    (854,000)
    State income taxes, net of federal benefit      (25,000)      (145,000)
    Changes in valuation allowance                  173,800        991,800
    Other                                             3,000          8,000
                                              -------------- --------------

       Total                                  $         800  $         800
                                              ============== ==============

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================

NOTE 10 - INCOME TAXES (Continued)

The following table summarizes the significant components of the Companies' deferred tax assets (liabilities) at December 31, 2002:

   Deferred tax assets (liabilities)
      Bad debt                             $    4,000
      State taxes                             (67,000)
      Capital loss carry-forward               34,000
      Net operating loss carry-forward        915,000
   Valuation allowance                       (886,000)
                                           -----------

   Net deferred tax assets (liabilities)   $        -
                                           ===========


The Companies recorded an allowance of 100% for its net operating loss carry-forward due to the uncertainty of its realization.

At December 31, 2002, the Companies had federal and state operating loss carry-forwards of approximately $2,136,000, which begin expiring in 2011 and 2021, respectively.


NOTE 11 - RELATED PARTY TRANSACTIONS

Due to Affiliate
----------------
During the year ended December 31, 2002, MOD Studios collected $390,000 in cash intended for Hollywood Previews for sales of equity and issuances of debt by Hollywood Previews.

Asset Foreclosure and Licensing Agreement
-----------------------------------------

During the six months ended June 30, 2003, a shareholder/secured creditor of MOD Studios filed a UCC claim and foreclosed on the physical assets with a book value of $71,196 (unaudited) and intellectual property with a book value of $0 (unaudited) of MOD Studios. The shareholder had notes payable totaling $393,331 (unaudited) at the time of the foreclosure. The shareholder is also a majority shareholder and officer of the Companies. In addition to the forbearance of the notes payable, MOD Studios is to receive 5% (unaudited) of all revenues paid to the shareholder directly for the use of the "Hollywood Previews" name or trademark from any third party to whom the shareholder sells, licenses, assigns, or transfers the "Hollywood Previews" name. The difference between the value of the notes payable and the physical assets was recorded as a contribution to capital.

                                    I-PUBLISHING, INC., MOD STUDIOS, INC., AND
                                                       THE MODERN COMPANY, LLC
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 2002 and June 30, 2003 (unaudited)
==============================================================================

NOTE 11 - RELATED PARTY TRANSACTIONS (Continued)

Acquisition of Assets
---------------------
During the six months ended June 30, 2003, I-Publishing acquired the intellectual property from a shareholder and officer for 450 shares (unaudited) of convertible preferred stock, with cumulative dividends of 4.5%, valued at $0 (unaudited) and acquired the physical assets valued at $71,196 (unaudited) in exchange for a note payable. I-Publishing then sold the physical assets to Hollywood Previews in exchange for a note receivable with a value of $71,196 (unaudited). In addition, I-Publishing will pay the shareholder 5% (unaudited) from the gross proceeds from any sales and license use of the "Hollywood Previews Entertainment Magazine" trademark or name for a period of five years.

The transactions have been accounted for at the carry-over basis of the related assets.

Licensing Agreement
-------------------
During the six months ended June 30, 2003, I-Publishing licensed to Hollywood Previews the exclusive rights to use its intellectual property. Hollywood Previews is to pay I-Publishing royalties of $0.05 (unaudited) per CD-ROM or DVD sold with the "Hollywood Previews Entertainment Magazine" trademark or name and $0.02 (unaudited) per CD-ROM or DVD sold for any other publication. The royalties are subject to inflationary increases every two years. The license term is for 99 years beginning April 4, 2003 (unaudited).




                 Hollywood Previews, Inc. and Subsidiaries
              Pro Forma Financial Statements - Balance Sheet
                             December 31, 2002



                                       Irvine        Hollywood
         Assets                        Pacific       Previews      ADJUSTMENTS     TOTAL
                                       ------------- ------------- --------------- ------------

Current Assets
  Cash                                          230             0         (230) 1            0
  Accounts Receivable                             0             0            0               0
                                       ------------- ------------- --------------- ------------
  Total Current Assets                          230             0         (230)              0

  Fixed Assets, Net                           3,464             0       (3,464) 1            0
  Due from Affiliate                              0       390,000            0         390,000
  Other Assets                                    0             0            0               0
                                       ------------- ------------- --------------- ------------
  Total Assets                                3,694       390,000       (3,694)        390,000
                                       ============= ============= =============== ============


    Liabilities & Shareholders' Equity (Deficit)

Current Liabilities
  Accounts Payable and Accrueds               1,800             0       (1,800) 1            0
  Notes Payable                              51,788             0      (51,788) 1            0
  Notes Payable - Related Parties                 0       325,000            0         325,000
                                       ------------- ------------- --------------- ------------
  Total Current Liabilities                  53,588       325,000      (53,588)        325,000

Shareholders' Equity (Deficit)
  Common Stock                               11,528             0       46,184  1,2     57,712
  Subscription Receivable                         0             0            0               0
  Common Stock Committed                          0        65,000            0          65,000
  Paid in Capital                           987,971             0   (1,045,683) 1,2    (57,712)
  Retained Earnings                      (1,049,393)            0    1,049,393  1            0
                                       ------------- ------------- --------------- ------------
  Total Shareholders' Equity (Deficit)     (49,894)        65,000       49,894          65,000
                                       ------------- ------------- --------------- ------------

Total Liabilities & Shareholders'
  Equity (Deficit)                           3,694        390,000       (3,694)        390,000
                                       ============= ============= =============== ============



   December 31, 2002 balances

1  To remove balance sheet and statement of operations for Irvine Pacific from consolidation

2  To restate equity of operating company (Hollywood Previews) to that of shell (Irvine Pacific)
















                 Hollywood Previews, Inc. and Subsidiaries
         Pro Forma Financial Statements - Statement of Operations
                             December 31, 2002



                                       Irvine        Hollywood
                                       Pacific       Previews      ADJUSTMENTS     TOTAL
                                       ------------- ------------- --------------- ------------
REVENUES                                          0             0             0            0

COST OF SALES                                     0             0             0            0
                                       ------------- ------------- --------------- ------------
GROSS PROFIT                                      0             0             0            0

OPERATING EXPENSES:
  Impairment of Asset                             0             0             0            0
  Selling, General & Admin                   23,270             0       (23,270) 1         0
                                       ------------- ------------- --------------- ------------
   TOTAL OPERATING EXPENSES                  23,270             0       (23,270)           0
                                       ------------- ------------- --------------- ------------
INCOME (LOSS) FROM OPERATIONS               (23,270)            0        23,270            0
                                       ------------- ------------- --------------- ------------
OTHER INCOME (EXPENSE):
  Interest Expense                                0             0             0            0
                                       ------------- ------------- --------------- ------------

   TOTAL OTHER INCOME (EXPENSE)                   0             0             0            0
                                       ------------- ------------- --------------- ------------
INCOME (LOSS) BEFORE TAXES                  (23,270)            0        23,270            0

INCOME TAX PROVISION                              0             0             0            0
                                       ------------- ------------- --------------- ------------

NET INCOME (LOSS)                           (23,270)            0        23,270            0
                                       ============= ============= =============== ============
















                 Hollywood Previews, Inc. and Subsidiaries
              Pro Forma Financial Statements - Balance Sheet
                               June 30, 2003



                                       Irvine        Hollywood
         Assets                        Pacific       Previews      ADJUSTMENTS     TOTAL
                                       ------------- ------------- --------------- ------------
Current Assets
  Cash                                          230       251,328         (230) 1      251,328
  Accounts Receivable                             0        37,500            0          37,500
                                       ------------- ------------- --------------- ------------
  Total Current Assets                          230       288,828         (230)        288,828

  Fixed Assets, Net                           2,964        62,499       (2,964) 1       62,499
  Due from Affiliate                              0        75,000            0          75,000
  Other Assets                                    0         7,500            0           7,500
                                       ------------- ------------- --------------- ------------
  Total Assets                                3,194       433,827       (3,194)        433,827
                                       ============= ============= =============== ============

    Liabilities & Shareholders' Equity (Deficit)

Current Liabilities
  Accounts Payable and Accrueds               3,764        13,654       (3,764) 1      13,654
  Notes Payable                              51,788             0      (51,788) 1           0
  Notes Payable - Related Parties                 0        78,696            0         78,696
                                       ------------- ------------- --------------- ------------
  Total Current Liabilities                  55,552        92,350      (55,552)        92,350

Shareholders' Equity (Deficit)
  Common Stock                               11,528     1,690,751   (1,644,567)1,2     57,712
  Subscription Receivable                         0      (130,000)           0       (130,000)
  Common Stock Committed                          0       195,000            0        195,000
  Paid in Capital                           987,971             0      645,068 1,2  1,633,039
  Retained Earnings                      (1,051,857)   (1,414,274)   1,051,857 1   (1,414,274)
                                       ------------- ------------- --------------- ------------
  Total Shareholders' Equity (Deficit)      (52,358)      341,477       52,358        341,477
                                       ------------- ------------- --------------- ------------
Total Liabilities & Shareholders'
   Equity (Deficit)                           3,194       433,827       (3,194)       433,827
                                       ============= ============= =============== ===========




   June 30, 2003 balances

1  To remove balance sheet and statement of operations for Irvine Pacific from consolidation

2  To restate equity of operating company (Hollywood Previews) to that of shell (Irvine Pacific)











                 Hollywood Previews, Inc. and Subsidiaries
         Pro Forma Financial Statements - Statement of Operations
                               June 30, 2003


                                       Irvine        Hollywood
                                       Pacific       Previews      ADJUSTMENTS     TOTAL
                                       ------------- ------------- --------------- ------------
REVENUES                                          0        37,500             0         37,500

COST OF SALES                                     0        32,411             0         32,411
                                       ------------- ------------- --------------- ------------
GROSS PROFIT                                      0         5,089             0          5,089

OPERATING EXPENSES:
  Impairment of Asset                             0       850,173             0        850,173
  Selling, General & Admin                    2,464       567,879        (2,464) 1     567,879
                                       ------------- ------------- --------------- ------------
   TOTAL OPERATING EXPENSES                   2,464     1,418,052        (2,464)     1,418,052
                                       ------------- ------------- --------------- ------------
INCOME (LOSS) FROM OPERATIONS                (2,464)   (1,412,963)        2,464     (1,412,963)
                                       ------------- ------------- --------------- ------------

OTHER INCOME (EXPENSE):
  Interest Expense                                0          (511)            0           (511)
                                       ------------- ------------- --------------- ------------
   TOTAL OTHER INCOME (EXPENSE)                   0          (511)            0           (511)
                                       ------------- ------------- --------------- ------------
INCOME (LOSS) BEFORE TAXES                   (2,464)   (1,413,474)        2,464     (1,413,474)

INCOME TAX PROVISION                              0           800             0            800
                                       ------------- ------------- --------------- ------------
NET INCOME (LOSS)                            (2,464)   (1,414,274)        2,464     (1,414,274)
                                       ============= ============= =============== ============




